UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

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New Senior Investment Group Inc.

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New Senior
Investment Group

2020

ANNUAL MEETING OF STOCKHOLDERS
AND PROXY STATEMENT

55 West 46 Street, Suite 2204 New York, NY 10036

April 13, 2020

Dear Fellow Shareholders:

On behalf of the Board of Directors, I cordially invite you to attend our 2020 Annual Meeting of Shareholders (the “Annual Meeting”), which is scheduled to be held on Thursday, May 28, 2020 at 8:00 a.m., Eastern Time, at the Millennium Broadway, 145 W. 44th Street, New York, New York 10036. However, we are monitoring developments related to the novel coronavirus (COVID-19), and if it becomes necessary to change the time, place or location of the Annual Meeting, we will announce alternative arrangements in advance of the scheduled meeting date.

Attached you will find a Notice of 2020 Annual Meeting of Shareholders and proxy statement that contain information about the matters to be considered by the shareholders at the Annual Meeting and the meeting itself, including:

•	how to obtain admission to the meeting if you plan to attend; and

•	different methods you can use to vote your proxy, including by Internet and telephone.

Every shareholder vote is important. We encourage you to vote promptly, even if you plan to attend the Annual Meeting. We appreciate your participation and your ongoing interest in New Senior.

Sincerely,

Susan L. Givens

Chief Executive Officer & President

55 West 46th Street, Suite 2204 New York, NY 10036 April 13, 2020	DATE & TIME: May 28, 2020, at 8:00 a.m., Eastern Time
PLACE: Millennium Broadway 145 W. 44th Street, New York, NY 10036
RECORD DATE: April 3, 2020

NOTICE OF THE 2020 ANNUAL MEETING OF SHAREHOLDERS

To the Shareholders of New Senior Investment Group Inc.:

The matters to be considered and acted upon by shareholders at the Annual Meeting, which are described in detail in the accompanying materials, are:

(i)	a proposal to elect two Class III directors to serve until the 2023 annual meeting of shareholders and until their successors are elected and duly qualified;

(ii)	a proposal to ratify the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2020;

(iii)	a proposal to approve, by non-binding advisory vote, the 2019 compensation of our named executive officers, as disclosed in the proxy statement (the “say-on-pay” proposal);

(iv)	a recommendation, by non-binding advisory vote, regarding the frequency of future advisory votes on executive compensation (the “say-on-frequency” proposal);

(v)

a proposal to amend our amended and restated certificate of incorporation (the “Certificate of Incorporation”) and our amended and restated bylaws (the “Bylaws”) to provide for the annual election of all directors;

(vi)	a proposal to amend our Bylaws to implement a majority voting standard for uncontested elections of directors;

(vii)	proposals to amend our Certificate of Incorporation and Bylaws to eliminate certain supermajority voting provisions; and

(viii)	any other business properly presented at the Annual Meeting.

Shareholders of record at the close of business on April 3, 2020 will be entitled to notice of and to vote at the Annual Meeting. Our Board of Directors recommends a vote in favor of Proposals 5-7 to promote shareholder democracy and increase the Board’s accountability to shareholders, but these proposals require supermajorities to approve. Therefore, it is extremely important that your shares be represented at the Annual Meeting regardless of the size of your holdings. A proxy statement, proxy card and self-addressed envelope are enclosed. Return the proxy card promptly in the envelope provided, which requires no postage if mailed in the United States. If you are the record holder of your shares and you attend the meeting, you may withdraw your proxy and vote in person, if you so choose.

By Order of the Board of Directors,

/s/  Lori B. Marino

Lori B. Marino

Corporate Secretary

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE SHAREHOLDER MEETING TO BE HELD ON MAY 28, 2020:

The Notice of Annual Meeting, proxy statement and the Annual Report on Form 10-K are available on the Investor Relations section of our website at

www.newseniorinv.com.

2020 Proxy Statement	i

55 West 46th Street, Suite 2204 New York, New York 10036

PROXY STATEMENT

For the 2020 Annual Meeting of Shareholders to be Held on May 28, 2020

PROXY STATEMENT EXECUTIVE SUMMARY

This proxy statement (the “Proxy Statement”) and the accompanying proxy card and notice of annual meeting are provided in connection with the solicitation of proxies by and on behalf of the Board of Directors of New Senior Investment Group Inc., a Delaware corporation, for use at the Annual Meeting to be held on May 28, 2020 and any adjournments or postponements thereof. “We,” “our,” “us,” “the Company” and “New Senior” each refers to New Senior Investment Group Inc. The mailing address of our executive office is 55 West 46th Street, Suite 2204, New York, New York 10036. This Proxy Statement, the accompanying proxy card and the notice of annual meeting are first being mailed to holders of our common stock, par value $0.01 per share (the “Common Stock”), on or about April 13, 2020.

At the date hereof, management has no knowledge of any business that will be presented for consideration at the Annual Meeting and which would be required to be set forth in this Proxy Statement or the related proxy card other than the matters set forth in the Notice of Annual Meeting of Shareholders. If any other matter is properly presented at the Annual Meeting for consideration, it is intended that the persons named in the enclosed form of proxy and acting thereunder will vote in accordance with their best judgment on such matter.

Matters to be Considered at the Annual Meeting

At the Annual Meeting, shareholders of the Company’s Common Stock will vote upon:

Proposal		Board Recommendation	Page

1	Election of Directors	FOR each Director Nominee	18

2	Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm	FOR	23

3	Advisory Vote on 2019 Executive Compensation	FOR	25

4	Advisory Vote on Say-on-Frequency Vote	FOR ANNUAL VOTE	26

5	Approval of Amendments to Our Certificate of Incorporation and Bylaws to Provide for the Annual Election of All Directors	FOR	53

6	Approval of Amendment to Our Bylaws to Implement Majority Voting in Uncontested Director Elections	FOR	55
7	Approval of Amendments to Our Certificate of Incorporation and Bylaws to Eliminate Certain Supermajority Voting Provisions	FOR	56

How to Vote

2020 Proxy Statement	1

PROXY STATEMENT EXECUTIVE SUMMARY

2019 Fiscal Highlights

FINANCIAL PERFORMANCE

$55.8M	$143.1M	$141.5M
Achieved AFFO per share of $0.67(1)	Total adjusted same store cash NOI increased 0.3%(1) versus 2018	Total NOI from continuing operations, which excludes AL/MC portfolio assets described below

The following are additional selected highlights from our fiscal 2019 performance:

We improved the quality of our portfolio:

• Dispositions / Transitions. We sold certain underperforming assets; we transitioned other underperforming properties to new operators.

•  Portfolio Sale. We entered into a definitive purchase and sale agreement to sell our entire AL/MC portfolio (the “AL/MC Portfolio Sale”), which positions us following the sale as the only pure-play independent living senior housing REIT. This sale was completed in February 2020.

We improved our balance sheet and maintained liquidity:

•  Improved Balance Sheet. We improved our overall fixed rate debt exposure from 24% at the beginning of fiscal 2019 to 54% currently, through an asset swap entered into in the second quarter of fiscal 2019.

• Extended Debt Maturities. We refinanced $50 million of debt which was scheduled to mature in 2019, extending debt maturities to late 2021.

We returned capital to our shareholders:

•  Dividends. We declared aggregate cash dividends of $0.52 per share of common stock payable to our shareholders, returning $42.8 million to our shareholders. The 2019 declared cash dividends equate to a 6.80% dividend yield (based on the Company’s closing stock price on December 31, 2019).

(1)

Represents a non-GAAP financial measure. For a reconciliation of each such measure to the most directly comparable measure calculated in accordance with GAAP, refer to Appendix F to this Proxy Statement.

Transformational Year

2019 was a transformational year for New Senior as we internalized our management effective January 1, 2019 (the “Internalization”). The Internalization resulted in a dedicated management team and a relocation of our corporate headquarters, and required us to transition all key functional areas. We successfully met those challenges and exceeded expectations for the year, driving total shareholder return (“TSR”) of approximately 101.8% for 2019 which ranked us as the best performing public equity REIT in 2019.

Snapshot of Our Directors, Including the 2020 Director Nominees

2020 DIRECTOR NOMINEES

				Board Committees

Name	Age	Independent	Position	Audit	Compensation	Governance	Investment

Stuart A. McFarland	72	☒	Managing Partner, Federal City Capital Advisors LLC	✓	Chair
Robert F. Savage	52	☒	Co-founder & President, KSH Capital LP		✓	✓	Chair

2	2020 Proxy Statement

PROXY STATEMENT EXECUTIVE SUMMARY

EXPERIENCED AND DIVERSE BOARD OF DIRECTORS

Robert F. Savage, Chairman Co-founder & President, KSH Capital LP	Susan L. Givens, CEO CEO, New Senior Investment Group
✓ Significant experience and knowledge of the real estate industry and management of regulated public companies	✓ Over two decades of experience in real estate and healthcare investments, capital markets, M&A, general management and finance

Virgis W. Colbert Senior Advisor, MillerCoors LLC	Michael D. Malone Former Managing Director, Fortress Investment Group
✓ Particular knowledge and experience in public company board practices and management of regulated public companies	✓ Held key leadership positions within financial services industry; directorships on a variety of company boards

Stuart A. McFarland Managing Partner, Federal City Capital Advisors LLC	David H. Milner Founder & CEO, NuGen Capital Management
✓ Executive leadership at global financial services related firms	✓ Broad range of investment and management experience

Cassia van der Hoof Holstein Fellow, Emerson Collective
✓ Wide ranging experience and knowledge of healthcare industry

2020 Proxy Statement	3

PROXY STATEMENT EXECUTIVE SUMMARY

Corporate Governance Highlights

We are committed to strong governance practices that are intended to protect the long-term interests of our shareholders and establish strong accountability. The section entitled “Corporate Governance and Related Matters” describes our governance framework, and the progress we made in this area in the last year.

WHAT WE DO

✓  Independent Chair

✓  Board of Directors Characterized by Leadership, Experience, Diversity and Independence

✓  Company Sponsored Proposals to Promote Shareholder Democracy and Increase Accountability

✓  Annual Board and Committee Self-Assessments

✓  Commitment to Aligning Director Skillset With Corporate Strategy

✓  No Shareholder Rights Plan (Poison Pill)

✓  Proxy Access Right Added in Early 2020

✓  Resignation Policy in Guidelines for Directors Who Don’t Receive Majority Support in Uncontested Elections Added in Early 2020

✓  Meaningful Stock Ownership Guidelines

✓  Formal Director Orientation and Continuing Education

✓  Regular Executive Sessions of Board and Committees

✓  Proactive Shareholder Engagement

Shareholder Engagement and Responsiveness

2019 marks the first year that we conducted a formal shareholder outreach and engagement program. We reached out to shareholders representing over 40% of the Company’s outstanding shares. Our discussions with shareholders and with Institutional Shareholder Services (“ISS”) in 2019 included hearing their views on our corporate governance practices and the historical lack of disclosure regarding executive compensation due to our former status as an externally managed company, and describing the steps that the Company is taking to address those issues, many of which are addressed in this Proxy Statement, including our proposals to amend our Certificate of Incorporation and Bylaws to promote shareholder democracy and increase accountability and the extensive steps the Company has taken to bring its governance practices more in line with shareholder expectations.

We encourage our registered shareholders to use the space provided on the proxy card to let us know your thoughts about New Senior or to bring a particular matter to our attention. If you hold shares through an intermediary or received the proxy materials electronically, please feel free to write directly to us.

Executive Compensation Highlights

In connection with the Internalization, throughout 2019 the Compensation Committee established a set of compensation policies and practices that it believes are in the best, long-term interests of our shareholders now that we are internally managed. There is extensive discussion throughout “Compensation Discussion and Analysis” relating to the executive compensation practices that were established in 2019 and will apply to us going forward.

4	2020 Proxy Statement

CORPORATE GOVERNANCE AND RELATED MATTERS

Statement on Corporate Governance

We strive to maintain the highest standards of corporate governance and ethical conduct. Promoting full compliance with the laws, rules and regulations that govern our business and reporting results with accuracy and transparency are critical to those efforts. We monitor developments in the area of corporate governance, encourage and consider feedback from our shareholders, and review our processes and procedures in light of this input. We also review federal and state laws affecting corporate governance, as well as rules and requirements of the New York Stock Exchange (the “NYSE”). We implement corporate governance practices that we believe are in the best interests of the Company and its shareholders.

We also understand that corporate governance practices evolve over time, and we seek to maintain practices which provide the right framework for our operations, which are of value to our shareholders and which positively aid in the governance of the Company.

The following sections provide an overview of New Senior’s corporate governance structure and processes, including the independence and other criteria we use in selecting director nominees, our leadership structure, and certain responsibilities and activities of the Board of Directors and its committees.

New Senior’s key governance documents, including our Corporate Governance Guidelines (the “Guidelines”), the charters for the Audit, Compensation and Nominating and Corporate Governance Committees, our Code of Business Conduct and Ethics and the Code of Ethics for Senior Officers, which applies to our Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer, are available on the Investor Relations page of our website at www.newseniorinv.com.

Within this Proxy Statement we have included our website address only as an inactive textual reference and do not intend it to be an active link to our website. New Senior’s website is not incorporated into or a part of this Proxy Statement. Shareholders may also obtain copies of these documents free of charge by sending a written request to New Senior at 55 West 46th Street, Suite 2204, New York, New York 10036, Attention: Investor Relations.

Governance Review and Evaluation

We strive to maintain the highest standards of corporate governance. Shortly following the Internalization of the Company’s operations at the start of 2019 (see “—Certain Relationships and Related Party Transactions” for a discussion of the Internalization), the Board, with the assistance of management, began a review of the policies and practices of the Company with a view towards modernizing the Company’s corporate governance practices. As a result of this comprehensive review, which included the feedback received as part of our shareholder engagement efforts as discussed below under “—Shareholder Engagement,” the following practices were considered and the changes described below have been implemented already or are proposed in this Proxy Statement:

Board Composition & Procedures, Director Compensation and Overall Governance

•

Evaluated director compensation and amended the compensation program to require that a significant portion of director compensation be paid in equity rather than paying all compensation in cash (see “2019 Non-Management Director Compensation—Director Compensation Program” for a discussion of the changes to the director compensation program).

•	Adopted meaningful Stock Ownership Guidelines for non-management directors.

•	Created a fourth committee of the Board, the Investment Committee, which has oversight over New Senior’s investment practices and strategies.

•

Amended our Corporate Governance Guidelines to, among other things, institute limits on outside board service by our directors and implement a resignation policy for directors who do not receive majority approval in an uncontested election (see below, “—Corporate Governance Guidelines” for a discussion of these amendments).

•	Amended our Insider Trading Policy to prohibit pledging and hedging of Company stock by all executives, directors, and employees.

2020 Proxy Statement	5

CORPORATE GOVERNANCE AND RELATED MATTERS

•

Amended our Bylaws in February 2020 to proactively adopt proxy access, with terms that are in line with market practices. Our proxy access bylaw permits a shareholder, or a group of up to 20 shareholders, owning at least 3% of New Senior’s outstanding shares of capital stock for at least three years to nominate and include in New Senior’s proxy materials director nominees comprising up to the greater of two individuals or 20% of the Board, provided that the shareholder(s) and the nominee(s) satisfy the procedural and eligibility requirements specified in the Bylaws.

•	Conducted the first formal self-assessment of the Board and its committees (see below, “—Board and Committee Evaluation Process”).

•

Included in this Proxy Statement a proposal to amend our Certificate of Incorporation and Bylaws to declassify the board of directors by providing for the annual election of directors (see Proposal No. 5).

•	Included in this Proxy Statement a proposal to amend our Bylaws to implement a majority voting standard for uncontested elections of directors (see Proposal No. 6).

•	Included in this Proxy Statement, a proposal to amend our Certificate of Incorporation and Bylaws to eliminate certain supermajority voting provisions (see Proposal No. 7).

Executive Compensation Practices

•	Adopted a robust Clawback Policy (see “Compensation Discussion and Analysis—Policies—The Role of Risk and Risk Mitigation”).

•	Adopted meaningful Stock Ownership Guidelines for executive officers (see “Compensation Discussion and Analysis—Policies—Executive Stock Ownership Guidelines”).

•

Adopted our first Annual Incentive Plan for Executive Officers, with specific quantitative and qualitative goals, to guide the Board’s executive compensation decisions (see “Compensation Discussion and Analysis—2019 Annual Incentive Plan”).

•

Issued our first Long-Term Incentive awards, with a program designed intended to align executives’ interests with the long-term interests of shareholders (see “Compensation Discussion and Analysis—2019 Long-Term Incentive Compensation”).

•	Included the Company’s first “say-on-pay” vote in this Proxy Statement (see Proposal No. 3), as well as the first “say-on-frequency” vote (see Proposal No. 4).

As indicated above, these matters are discussed in more detail throughout this Proxy Statement.

Corporate Governance Guidelines

The Board of Directors has adopted the Guidelines, which govern the operations of the Board and its committees and guide the Board and New Senior’s leadership team in the execution of their responsibilities. The Nominating and Corporate Governance Committee is responsible for overseeing the Guidelines. The Nominating and Corporate Governance Committee reviews the Guidelines at least annually and makes recommendations to the Board for updates in response to changing regulatory requirements, issues raised by shareholders or other stakeholders, changing regulatory requirements or otherwise as circumstances warrant. The Board may amend, waive, suspend, or repeal any of the Guidelines at any time, with or without public notice, as it determines necessary or appropriate in the exercise of the Board’s judgment or fiduciary duties. The Guidelines are available on the Investor Relations page of our website at www.newseniorinv.com.

The Guidelines were evaluated in February 2020 and amended to, among other things, institute limits on outside board service by our directors and implement a resignation policy for directors who do not receive a majority of the votes of the shareholders in their election.

The current Guidelines include the following items concerning the Board:

•	no director may stand for re-election after he or she has reached the age of 75;

6	2020 Proxy Statement

CORPORATE GOVERNANCE AND RELATED MATTERS

•

directors are expected to spend the time and effort reasonably necessary to properly discharge their responsibilities, including regularly attending Board and Committee meetings and reviewing meeting materials in advance of meetings;

•

directors are limited to service on four public company boards (other than the New Senior Board). If the director serves as an executive officer of a public company, the director is limited to service on two public company boards (including the New Senior board) other than service on his or her own board;

•	the Board, acting through the Compensation Committee and after soliciting the views of the independent directors, evaluates the performance of the Chief Executive Officer at least annually;

•	the Board has responsibility for planning for the succession of the Chief Executive Officer; and

•	the Board maintains a process whereby the Board and its committees are subject to annual self-assessment.

DIRECTOR RESIGNATION POLICY

Under the director resignation policy that was implemented in 2020 a director in an uncontested election from whom a greater number of votes are “withheld” than cast in favor of his or her election will be required to promptly submit his or her resignation for consideration by the Nominating and Corporate Governance Committee. The Nominating and Corporate Governance Committee will then consider all relevant facts and circumstances and make a recommendation to the Board as to whether the resignation should be accepted. The Board will then, taking into consideration the recommendation of the Nominating and Corporate Governance Committee and any other factors it deems relevant, determine whether to accept or reject the resignation no later than 90 days after the conclusion of the annual meeting. A director who has tendered his or her resignation pursuant to this policy will not participate in the consideration or determination of whether to accept such resignation. Promptly following the Board’s decision, the Company will disclose the decision and provide an explanation. This director resignation policy is in effect for the election of directors at the Annual Meeting.

Directors’ Qualification and Selection Process

The Nominating and Corporate Governance Committee takes into account a variety of factors in fulfilling its responsibility to identify and recommend to the Board of Directors qualified candidates for membership on the Board. Directors of the Company must be persons of integrity, with significant accomplishments and recognized business stature.

The Nominating and Corporate Governance Committee, as required by the Guidelines, will select nominees for director based on a variety of factors including experience, knowledge, skills, expertise, integrity, diversity (including diversity of origin, background, experience, and thought), ability to make independent analytical inquiries, understanding of the Company’s business environment and willingness to devote adequate time and effort to Board responsibilities. In addition, the Nominating and Corporate Governance Committee looks for individuals who demonstrate business judgment, dedication, freedom from potential conflicts of interest and such other relevant factors that the Committee considers appropriate to enhance the board’s ability to manage and direct the affairs and business of the Company, including individuals who enhance the ability of committees of the Board to fulfill their duties and to satisfy requirements imposed by applicable law, regulation or NYSE listing requirements.

The Nominating and Corporate Governance Committee’s top priority in considering director nominations is ensuring that the Board is composed of directors who bring independence, diverse viewpoints and perspectives, exhibit a variety of skills, professional experience and backgrounds, and the ability to effectively represent the long-term interests of our shareholders. We do not have a formal policy with regard to the consideration of diversity in identifying director-nominees, but the Nominating and Corporate Governance Committee strives to nominate diverse candidates for membership on the Board when it has a vacancy to fill and includes diversity as a specific factor when conducting searches for candidates.

The Nominating and Corporate Governance Committee assesses its achievement of diversity through the review of the Board’s composition as part of the Board’s annual self-assessment process.

2020 Proxy Statement	7

CORPORATE GOVERNANCE AND RELATED MATTERS

The Board strives to maintain an appropriate balance of tenure, turnover, diversity and skills among directors. The Board believes that there are significant benefits from the valuable experience and familiarity with the Company and its people and processes that longer-tenured directors bring, as well as significant benefits from the fresh perspective and ideas brought by new directors.

The Nominating and Corporate Governance Committee assists in identifying, recruiting and, if appropriate, interviewing candidates to fill positions on the Board. The Nominating and Corporate Governance Committee may identify director candidates through a variety of sources including through independent search firms, personal references, business contacts and our shareholders. Shareholders who wish to recommend candidates may contact the Nominating and Corporate Governance Committee in the manner described in “Communication with the Board of Directors.” Shareholder nominations must be made according to the procedures required by our Bylaws and described in this Proxy Statement under the heading “Information about Proxy Statement & Voting.” Shareholder-recommended candidates and shareholder nominees whose nominations comply with these procedures and nominees who meet the criteria referred to above will be evaluated by the Nominating and Corporate Governance Committee in the same manner as other nominees. Biographical information for each candidate for election as a director is evaluated and candidates for election participate in interviews with existing Board members and management. Nominees must meet the requirements of the Company’s Bylaws and the Guidelines.

Board and Committee Evaluation Process

We recognize the critical role that Board and committee evaluations play in ensuring the effective functioning of our Board. Our Board annually evaluates the performance of the Board and its committees. In 2019 this evaluation took the form of a formal self-assessment with respect to the Board’s operations and performance. As part of this process, directors completed questionnaires on various topics related to Board composition, structure, effectiveness and responsibilities, as well as the overall mix of director skills, experience and backgrounds. The Nominating and Corporate Governance Committee and Board each subsequently discussed the questionnaire responses. As set forth in the Guidelines and its charter, the Nominating and Corporate Governance Committee oversaw the Board and committee evaluation process. The results of the self-assessment process for 2019 (conducted in early 2020) confirmed the Board’s belief that the Board and its committees are currently operating effectively.

The Nominating and Corporate Governance Committee has responsibility for reviewing the process periodically and considering whether changes are warranted.

Director Orientation and Continuing Education

As part of New Senior’s director orientation program, new directors participate in one-on-one introductory meetings with members of New Senior’s leadership team. This director orientation familiarizes the directors with our business and strategic plans, significant financial, accounting and risk management issues, human resources matters, our compliance programs and other controls, policies and procedures. The orientation also addresses Board procedures, our Guidelines and our Board committee charters. Finally, it provides directors with the opportunity to meet with the key members of senior management.

The Company also endeavors to provide ongoing director education opportunities throughout the year. We intend to periodically hold a Board meeting at one of the Company’s properties in order to increase the Board’s understanding of the Company’s assets, operations and overall business. Our leadership team also presents topics throughout the year to the Board in order to increase directors’ understanding of the Company’s business operations, strategies, risks and opportunities.

Directors may enroll in external director continuing education programs at New Senior’s expense on topics relevant to their service on our Board in order to provide a forum for them to maintain their insight into leading governance practices, exchange ideas with peers and keep current their skills and understanding of their duties as directors.

8	2020 Proxy Statement

CORPORATE GOVERNANCE AND RELATED MATTERS

Leadership Structure

The Company does not have a policy to separate the roles of Chief Executive Officer and Chairman of the Board of Directors. The Board believes that this is a matter that should be discussed and determined by the Board from time to time and that each of the possible leadership structures for a board of directors has its particular pros and cons, which must be considered in the context of the specific circumstances, giving due consideration to the individuals involved, the culture and performance of the Company, the needs of the business, fulfillment of the duties of the Board and the best interests of the shareholders. Although the Board may determine to combine the roles of Chairman and Chief Executive Officer in the future, since the Company’s spin-off in 2014 the Board has determined that having separate individuals hold the Chairman and Chief Executive Officer positions is the right leadership structure for the Board.

Mr. Savage, one of our independent directors, has served as the Chairman of the Board of Directors since January 2019. Our current Chief Executive Officer, Ms. Givens, also serves as a director, a structure that permits her to focus on the management of the Company’s day-to-day operations while still fostering communication between the Company’s management and the Board of Directors. This structure allows our independent Chairman to focus on leading the Board in its responsibilities. As part of these responsibilities, the Chairman presides over the Board’s executive sessions. For additional information, see “Executive Sessions of Non-Management Directors.”

Shareholder Engagement

We value the views of our shareholders and other stakeholders, and the input that we receive from them is a key input to our corporate governance practices. Our engagement program is management led and overseen by the Board. Management conducted its first formal engagement program in 2019 by contacting shareholders representing over 40% of the Company’s outstanding shares and offering the time to discuss various topics and to hear shareholder concerns.

Our discussions with shareholders can cover a wide range of topics, including financial and operating performance, strategy, capital allocation, corporate governance, executive compensation, social, safety, environmental and other issues. We believe that it is important for the Board and management to understand shareholders’ views and concerns so that we are better able to address issues that matter to our shareholders and to seek input in order to provide perspective on Company policies and practices. We gain valuable feedback from this type of engagement and the feedback is shared with the Board and its relevant committees. Our discussions with shareholders and with ISS in 2019 included hearing their views on our corporate governance practices and historical, executive compensation disclosures and describing the steps that the Company is taking to address those issues, many of which are addressed in this Proxy Statement, including the various proposals to amend our Certificate of Incorporation and Bylaws, the extensive steps the Company has taken to bring its governance practices more in line with shareholder expectations (see above, “Corporate Governance and Related Matters—Governance Review and Evaluation”), executive compensation disclosures reflecting the Internalization and say-on-pay and say-on-frequency proposals.

We encourage our shareholders to continue to engage with us and let us know your feelings about New Senior or to bring any matters to our attention that you would like to discuss. We encourage our registered shareholders to use the space provided on the proxy card to let us know your thoughts about New Senior or to bring a particular matter to our attention. If you hold shares through an intermediary or received the proxy materials electronically, please feel free to write directly to us at New Senior Investment Group Inc., 55 West 46th Street, Suite 2204, New York, New York 10036, Attention: Investor Relations.

Board and Committee Meetings and Membership

The Board of Directors and its committees meet throughout the year on a set schedule, and also hold special meetings and act by written consent from time to time as appropriate. Under the Guidelines, directors are expected to regularly attend meetings of the Board and the committees of which they are members. Members may attend in person or by telephone. The Board of Directors held 9 meetings during the 2019 fiscal year and there were 15 meetings of standing committees. All directors attended at least 75% of the aggregate of all meetings of the Board and standing committees on which they served. Although director attendance at the Company’s annual meeting each year is encouraged, the Company does not have an attendance policy. Ms. Givens attended the 2019 annual meeting.

2020 Proxy Statement	9

CORPORATE GOVERNANCE AND RELATED MATTERS

The Board of Directors has three standing committees: the Audit Committee, the Compensation Committee and the Nominating and Corporate Governance Committee. The Board also formed an Investment Committee during 2019. The following table summarizes the current membership of each Committee:

Director	Independent	Audit	Compensation	Governance	Investment

Virgis W. Colbert	✓	✓

Susan L. Givens					✓

Michael D. Malone	✓	✓	Chair

Stuart A. McFarland	✓	Chair

David H. Milner	✓			Chair	✓

Robert F. Savage	✓		✓	✓	Chair

Cassia van der Hoof Holstein	✓		✓	✓
Number of Meetings in 2019		5	4	5	1

Board and Committee Roles in Oversight of Risk

The Company’s risk management is overseen by the Chief Executive Officer, who receives reports directly from other officers and individuals who perform services for the Company. Material risks are identified and prioritized by management, and material risks are periodically discussed with the Board of Directors. The Board of Directors regularly reviews information regarding the Company’s credit, liquidity and operations, including risks and contingencies associated with each area. In addition to the formal compliance program, the Board of Directors encourages management to promote a corporate culture that incorporates risk management into the Company’s corporate strategy and day-to-day business operations.

As part of the Board’s oversight and risk management responsibilities, the Board monitors management’s efforts to identify, prioritize and manage potentially significant risks to our operations. The Board receives regular reports from management regarding material risks to the Company’s business. Recently, with various rapidly evolving risks presented by COVID-19, the Board has been receiving regular updates from management, through telephonic meetings of the Board and other communications between regularly scheduled Board meetings. These reports and updates address a host of areas, including measures that we and others are considering or have adopted to address the transmission of COVID-19, the potential financial impacts of the pandemic, appropriate communications with stakeholders, business continuity and the safety of the Company’s employees and other matters.

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CORPORATE GOVERNANCE AND RELATED MATTERS

The various Board committees also participate in oversight of the Company’s risk management efforts and report to the full Board for consideration and action when appropriate, as summarized in the table below.

Committee	Primary Areas of Risk Oversight

Audit Committee	Oversees New Senior’s policies on risk assessment and management, and oversees risks related to the Company’s financial statements, the financial reporting process, accounting matters, and other areas of significant financial risk. Also assesses risks related to legal and regulatory matters that may have a material impact on the Company’s financial statements.

Compensation Committee	Oversees compensation-related risks and management succession planning risks. For additional information regarding the Compensation Committee’s role in evaluating the impact of risk on executive compensation, see page 27 of Compensation Discussion and Analysis.

Nominating and Corporate Governance Committee	Evaluates risks in connection with the Company’s corporate governance structures and processes and risks related to other primarily nonfinancial matters.
Investment Committee	Oversees risks with respect to New Senior’s investment and financing practices and strategies.

Overview of Standing Committees

The charters of each of the three standing committees of the Board (Audit, Compensation and Nominating and Corporate Governance) conform with applicable NYSE listing standards, and each of these committees reviews its charter at least annually, and as regulatory developments and business circumstances warrant. Each of the committees considers revisions to their respective charters from time to time to reflect evolving best practices. The descriptions below of the roles and responsibilities of each of the committees of the Board is qualified by reference to the complete committee charters, which are available on our website at www.newseniorinv.com.

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CORPORATE GOVERNANCE AND RELATED MATTERS

Audit Committee

Attendance	Responsibilities

Meetings Held in 2019: 5 Committee Members Stuart A. McFarland (Chair) Virgis W. Colbert Michael D. Malone

Purpose: to assist the Board of Directors in fulfilling its legal and fiduciary obligations with respect to matters involving the accounting, auditing, financial reporting, internal control and legal compliance functions of the Company and its subsidiaries.

The Audit Committee is primarily responsible for assisting the board’s oversight of:

•   the integrity of the Company’s financial statements;

•   the Company’s compliance with legal and regulatory requirements;

•   the Company’s independent registered public accounting firm’s qualifications and independence;

•   the performance of the Company’s independent registered public accounting firm and the Company’s internal audit function; and

•   overseeing the Company’s policies on risk assessment and management.

The Audit Committee is also directly responsible for the selection and oversight of the Company’s independent registered public accounting firm, including determining the firm’s qualifications, independence, scope of responsibility and compensation.

Audit Committee Report Page 24

The Audit Committee has established policies and procedures for the pre-approval of all services by our independent registered public accounting firm. The Audit Committee also has established procedures for the receipt, retention and treatment, on a confidential basis, of complaints received regarding accounting, internal controls and auditing matters. Additional details on the role of the Audit Committee may be found in “Proposal No. 2, Ratification of the Appointment of Ernst & Young LLP as Independent Registered Public Accounting Firm” later in this Proxy Statement.

The Board of Directors has determined that each member of the Audit Committee is financially literate and independent, as defined by the SEC rules and the NYSE’s listing standards, as well as independent under the Guidelines. The Board of Directors has identified Mr. McFarland as an “Audit Committee Financial Expert” as defined by SEC rules. The Board of Directors has also determined that Mr. McFarland’s simultaneous service on the audit committees of Brookfield Investment Funds, Inc., New America High Income Fund, Inc. and Drive Shack Inc. would not impair his ability to effectively serve on our Audit Committee, as evidenced by his exemplary attendance record at committee meetings and his meaningful contributions to the committee’s operations. The Board of Directors has evaluated the performance of the Audit Committee consistent with regulatory requirements.

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CORPORATE GOVERNANCE AND RELATED MATTERS

Compensation Committee

Attendance	Responsibilities

Meetings Held in 2019: 4 Committee Members Michael D. Malone (Chair) (appointed July 30, 2019) Stuart A. McFarland Robert F. Savage Cassia van der Hoof Holstein

Purpose: to provide oversight of the compensation and benefits provided to employees of the Company.

The Compensation Committee reviews and approves the Company’s overall compensation philosophy and oversees the administration of the Company’s executive compensation and benefit programs, policies and practices. Its responsibilities also include:

•   establishing annual performance objectives, evaluating performance and approving individual compensation actions for the Chief Executive Officer and other executive officers;

•   approving the Compensation Discussion and Analysis included in the Company’s annual proxy statement;

•   reviewing and approving the Company’s peer companies and data sources for purposes of evaluating our compensation competitiveness and the mix of compensation;

•   making recommendations to the Board regarding non-management director compensation; and

•   leading the Company’s chief executive officer succession process.

Compensation Committee Report Page 50

The Board of Directors has determined that each member of the Compensation Committee is independent, as defined by SEC rules and the NYSE’s listing standards, as well as independent under the Guidelines. In addition, each committee member is a “non-employee director” as defined in Rule 16b-3 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). The Board of Directors has evaluated the performance of the Compensation Committee consistent with regulatory requirements.

As stated above, in addition to its responsibilities related to executive compensation, the Compensation Committee also evaluates the compensation program for the non-management directors and makes recommendations to the Board regarding their compensation. The Compensation Committee has retained FPL Associates LLP (“FPL”) as its independent consultant for this purpose. FPL’s responsibilities include providing market comparison data on non-management director compensation at peer companies, tracking trends in non-management director compensation practices, and advising the Compensation Committee regarding the components and levels of non-management director compensation. Executive officers do not play any role in either determining or recommending non-management director compensation. The Compensation Committee, with the assistance of FPL, reviewed director compensation in 2019 and amended the compensation program to require that a significant portion of director compensation be paid in equity, rather than all director compensation being paid in cash (see “2019 Non-Management Director Compensation—Director Compensation Program” for a discussion of the changes to the director compensation program). The Compensation Committee is not aware of any conflict of interest on the part of FPL arising from these services or any other factor that would impair FPL’s independence.

None of the members of the Compensation Committee during 2019 or as of the date of this Proxy Statement have been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of our Compensation Committee or Board of Directors.

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CORPORATE GOVERNANCE AND RELATED MATTERS

Nominating and Corporate Governance Committee

Attendance	Responsibilities
Meetings Held in 2019: 5 Committee Members David H. Milner (Chair) (appointed July 30, 2019) Robert F. Savage Cassia van der Hoof Holstein

Purpose: to ensure that the Board of Directors is appropriately constituted to meet its fiduciary obligations to shareholders of the Company.

The Nominating and Corporate Governance Committee oversees the practices, policies and procedures of the Board and its committees. Responsibilities include:

•   evaluating the size, composition, governance and structure of the Board and the qualifications, compensation and retirement age of directors;

•   identifying, evaluating and proposing nominees for election to the Board; and

•   considering the independence and possible conflicts of interest of directors and executive officers and ensuring compliance with applicable laws and NYSE listing standards.

The Committee is directly responsible for:

•   overseeing the self-evaluations of the Board and its committees;

•   reviewing our Corporate Governance Principles; and

•   overseeing and reviewing potential transactions, as directed by the Board, under the Company’s Related Party Transactions Policy.

The Board of Directors has determined that each member of the Nominating and Corporate Governance Committee is independent, as defined by SEC rules and the NYSE’s listing standards, as well as independent under the Guidelines. The Board of Directors has evaluated the performance of the Nominating and Corporate Governance Committee consistent with regulatory requirements.

Executive Sessions of Directors

Agendas for meetings of the Board of Directors include regularly scheduled executive sessions led by the Board’s non-executive Chairman for the independent directors to meet without management present. In addition, Board members have access to our employees outside of Board meetings, and the Board encourages directors to visit different Company properties whenever possible, either as part of a regularly scheduled Board meeting or otherwise.

Director Independence

The Board of Directors, through the Nominating and Corporate Governance Committee, conducts an annual review of the independence of its members. With the assistance of legal counsel to the Company, the Nominating and Corporate Governance Committee has reviewed the applicable standards for Board and committee member independence, as well as the standards established by the Guidelines. On the basis of its review, the Nominating and Corporate Governance Committee has delivered a report to the full Board of Directors, and the Board has made its independence determinations based upon the committee’s report and the supporting information.

The Board has determined that all of the current directors, other than Ms. Givens, due to her position as Chief Executive Officer, satisfy the independence standards of NYSE and do not have any direct or indirect material relationship with the Company. In addition, the Board has determined that the current members of the Audit Committee and of the Compensation Committee meet the applicable SEC and NYSE listing standard independence requirements with respect to membership on such committees.

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CORPORATE GOVERNANCE AND RELATED MATTERS

Code of Business Conduct and Ethics

The Board of Directors has adopted a Code of Business Conduct and Ethics that applies to each of our directors and officers, including our principal executive officer and principal financial officer, as well as all other employees. The purpose of the Code of Business Conduct and Ethics is to promote, among other things, honest and ethical conduct, full, fair, accurate, timely and understandable disclosure in public communications and reports and documents that the Company files with, or submits to, the SEC, compliance with applicable governmental laws, rules and regulations, accountability for adherence to the code and the reporting of violations thereof.

The Company also has adopted a Code of Ethics for Senior Officers which sets forth specific policies to guide the Company’s Chief Executive Officer, Chief Financial Officer and Chief Accounting Officer in the performance of their duties. This code supplements the Code of Business Conduct and Ethics described above.

The Code of Business Conduct and Ethics and Code of Ethics for Senior Officers are available on our website. The Company intends to disclose any changes in or waivers from either code applicable to the Company’s executive officers or directors by posting such information on our website.

The Company has established a confidential ethics phone line and email address to respond to employees’ questions and reports of ethical concerns. Also, the Audit Committee has established a policy with procedures to receive, retain and treat complaints received by the Company regarding accounting, internal controls or auditing matters, and to allow for the confidential, anonymous submission by employees of concerns regarding accounting or auditing matters.

Communication with the Board of Directors

The Company encourages shareholders and other interested parties to communicate with our directors. You can contact our Board of Directors to provide comments, to report concerns, or to ask a question, at the following address:

New Senior Investment Group Inc.

Corporate Secretary

55 West 46th Street, Suite 2204

New York, New York 10036

Shareholders may contact any of our directors (including the non-executive Chairman), a committee of the Board, the Board’s non-management directors as a group, or the Board as a whole, at the address above or at the following email address: ir@newseniorinv.com.

All communications received that are not in the nature of advertising, promotions of a product or service or patently offensive material will be forwarded promptly to the addressee. Junk mail, advertisements, product inquiries or complaints, resumes, spam and surveys are not forwarded to the Board. In the case of communications to the Board or any group or committee of directors, sufficient copies of the contents will be made for each director who is a member of the group or committee to which the envelope or e-mail is addressed. Concerns relating to accounting, internal controls or auditing matters are brought to the attention of the Chairman of the Audit Committee and handled in accordance with procedures established by the Audit Committee with respect to such matters.

Certain Relationships and Related Party Transactions

REVIEW OF TRANSACTIONS WITH RELATED PERSONS

SEC rules define “transactions with related persons” to include any transaction in which the Company is a participant, the amount involved exceeds $120,000, and in which any “related person” has a direct or indirect material interest. A “related person” includes an executive officer, director or nominee for director of the Company, a beneficial owner of more than 5% of any class of our voting securities or an immediate family member of any of the foregoing. The Company has adopted a written Related Party Transactions Policy, which outlines procedures for approving transactions with related persons. The Nominating and Corporate Governance Committee reviews and approves or ratifies such transactions pursuant to the procedures outlined

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CORPORATE GOVERNANCE AND RELATED MATTERS

in this policy. In determining whether to approve or ratify a transaction with a related person, the Nominating and Corporate Governance Committee will take into account, among other factors, whether the transaction is on terms no less favorable than terms generally available to an unaffiliated third party under the same or similar circumstances and the extent of the related person’s interest in the transaction. The policy provides standing pre-approval for certain types of transactions that the Nominating and Corporate Governance Committee has reviewed and determined shall be deemed pre-approved.

CERTAIN RELATIONSHIPS AND TRANSACTIONS WITH RELATED PERSONS

No reportable transactions with related persons have occurred during 2019, or are currently proposed.

HISTORY OF NEW SENIOR

Until January 1, 2019, we were externally managed and advised by an affiliate of Fortress Investment Group LLC (the “Former Manager”). On November 19, 2018, we entered into definitive agreements with the Former Manager to internalize our management, effective January 1, 2019. Prior to the Internalization, we did not have any employees, and the individuals who provided services to us were employed by the Former Manager at the time. In connection with the Internalization, we hired 16 employees previously employed by the Former Manager, including certain of our executive officers. In connection with the Internalization, we also entered into a transition services agreement (which has now expired) with the Former Manager to continue to provide certain services for a transition period.

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CORPORATE GOVERNANCE AND RELATED MATTERS

Corporate Responsibility and Sustainability

The Board understands that sustainability is a key focus for today’s investors and takes investor feedback on sustainability seriously. We believe that corporate responsibility and sustainability play an important role in our business and operating strategies and long-term value creation for our shareholders, customers and employees. We utilized our shareholder engagement discussions as an opportunity to better understand our shareholders’ priorities and expectations regarding environmental, social, and governance factors. In light of the feedback that we received, we are evaluating which of these pose the most material risks to the Company and create the strongest opportunities to enhance our bottom line and sustain long-term financial value. We recognize that sustainability practices require transparency and accountability and we are also evaluating our ability to provide reporting in this area. Given that we are a real estate business, to date we have been focused on a few key areas of sustainability, namely:

Environmental Sustainability

We provide capital to our operators to implement and explore innovative ways to optimize efficiency and reduce our energy, water and waste footprint:

•   LED retrofits

•   PTAC (Packaged Terminal A/C) controls

•   High-efficiency HVAC systems and appliances

•   Occupancy sensors

•   High-efficiency water fixtures and aerators

•   Green certified housekeeping products, flooring and paint

•   Food waste management

•   Biodegradable replacements for Styrofoam

•   Conduct Phase 1 environmental reports when refinancing properties

Social Responsibility

We support our home office employee efforts and development by providing them with an inclusive and diverse culture:

•   Focused on building healthy and high performing culture

•   Equal opportunity employer

•   Ensure Fair Labor practices

•   43% of Board of Directors (3/7) is diverse

•   100% of Leadership Team (3/3) is diverse

We partner with operators focused on providing their employees and residents a safe and energizing environment:

•   Holiday Retirement (our largest operator) achieved Great Place to Work
       National Certification and 2nd highest ranking in JD Power Senior Living customer satisfaction study

Governance

We seek to maintain practices which provide the right governance framework while being open and responsive to shareholder input:

•   Board composition shows commitment to diversity (2 women and 1 racially diverse director)

•   Board has demonstrated its commitment to evolving its governance processes, as indicated above in “—Governance Review and Evaluation”

•   Comprehensive code of ethical legal and business conduct applicable to board and all employees

2020 Proxy Statement	17

PROPOSAL NO. 1    ELECTION OF DIRECTORS

The first proposal is to elect two Class III directors to serve until the 2023 annual meeting of shareholders and until their respective successors are duly elected and qualified.

The number of directors on the Board is currently fixed at seven. Our Board of Directors is divided into three classes. The members of each class of directors serve staggered three-year terms.

Our current Board of Directors is classified as follows:

Class	Term Expiration	Director

Class I	2022	Susan L. Givens Michael D. Malone David H. Milner

Class II	2021	Virgis W. Colbert Cassia van der Hoof Holstein
Class III	2020	Stuart A. McFarland Robert F. Savage

The Board of Directors has unanimously proposed Stuart A. McFarland and Robert F. Savage as nominees for election as Class III directors. The nominees currently serve on our Board of Directors. If elected at the Annual Meeting, each of Mr. McFarland and Mr. Savage will hold office until the 2023 annual meeting of shareholders and until their successors are duly elected and qualified, subject to earlier retirement, resignation or removal.

The two nominees for election to the Board in 2020 have agreed to serve if elected, and management has no reason to believe that such nominees will be unavailable to serve. In the event that any of the nominees is unable or declines to serve as a director at the time of the Annual Meeting, then the persons named as proxies may vote for a substitute nominee chosen by the present Board to fill the vacancy. Alternatively, the Board may reduce the size of the Board of Directors. The individuals named as proxies in the proxy card intend to vote FOR the election of each of Stuart A. McFarland and Robert F. Savage.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Information Concerning Our Directors, Including the Director Nominees

The principal occupation and certain other information for our directors, including the director nominees, is set forth on the following pages.

Class III Director Nominees

Stuart A. McFarland Independent Director Age: 72 Director since: 2014 Committees Audit (Chair) Compensation

Background: Mr. McFarland has served as a member of our Board of Directors and the Chairman of the Audit Committee since October 2014. Mr. McFarland is a Managing Partner of Federal City Capital Advisors, LLC, where he worked since 1997, which is now a dormant entity. Mr. McFarland was Chairman of Federal City Bancorp, Inc. from 2005 to 2007 and President and Chief Executive Officer of Pedestal Inc., an internet secondary mortgage market trading exchange, from 1997 to 2001. Prior to these positions, Mr. McFarland held various executive roles at GE Capital, Skyline Financial Services Corp. and National Permanent Federal Savings Bank in Washington, D.C. Earlier in his career Mr. McFarland was Executive Vice President—Operations and Chief Financial Officer with Fannie Mae (Federal National Mortgage Association) and President and Director of Ticor Mortgage Insurance Company.

Mr. McFarland has served as director of Drive Shack Inc. since October 2002 (and its predecessor Newcastle Investment from 1998 until 2002) and as chairman of its audit committee and a member of its nominating and corporate governance committee and compensation committee since November 2002. In addition, Mr. McFarland currently serves as a Director of the Brookfield Investment Funds and the New America High Income Fund, Inc. and as a member of the audit committee of each company. Mr. McFarland also serves as a Director and Member of the Executive Committee of the Center for Housing Policy and is a member of the Trustees Council of The National Building Museum. Mr. McFarland is a member of the Board of Directors of Steward Partners Holdings, LLC, the holding company for Steward Partners Global Advisory, a private financial services firm, since January 2018.

Board Skills and Qualifications: Mr. McFarland’s executive leadership at global financial services firms and his public company board experience led our Board of Directors to conclude that he should serve as a director.

2020 Proxy Statement	19

PROPOSAL NO. 1 ELECTION OF DIRECTORS

Robert F. Savage Independent Chairman Age: 52 Director since: 2016 Committees Compensation Governance Investment

Background: Mr. Savage has served as a member of our Board of Directors since February 2016 and was appointed Chairman of the Board of Directors in January 2019. Mr. Savage has served as the Co-founder and President of KSH Capital LP (“KSH”) since 2016, which provides real estate entrepreneurs with capital and expertise to seed or grow their platform. Prior to founding KSH, Mr. Savage was Co-founder and President of KTR Capital Partners (“KTR”) from 2005 to 2015, an investment, development and operating company focused exclusively on the industrial property sector in North America. At KTR, Mr. Savage was a member of the firm’s Investment Committee and responsible for management for the firm’s day-to-day operations, including oversight of capital deployment, portfolio management and capital markets activities. Prior to founding KTR, Mr. Savage was Executive Vice President, Chief Operating Officer and Trustee of Keystone Property Trust (NYSE: KTR), an industrial REIT. Prior to Keystone, Mr. Savage was a partner at Hudson Bay Partners, L.P., a private equity firm, and a banker at Merrill Lynch & Co. where he specialized in corporate finance and M&A advisory services for REITs, real estate private equity funds and hospitality companies. Mr. Savage is a member of the Board of Trustees of Mount Sinai Health System in New York and a member of the Board of Directors of Environmental Waste International, a Canadian company which specializes in eco-friendly waste reduction systems and solutions. Mr. Savage is also Chairman of the Board of Directors of VolunteerMatch.org, a San Francisco based 501(c)(3) that operates the largest volunteer network in the nonprofit world.

Board Skills and Qualifications: Mr. Savage’s significant knowledge of the real estate industry and public REIT sector, as well as extensive experience in real estate investment and development, led our Board of Directors to conclude that he should serve as a director.

The Board of Directors recommends that you vote FOR the election of Mr. McFarland and Mr. Savage to serve as our Class III directors until the 2023 annual meeting of the shareholders and until their successors are duly elected and qualified.

CONTINUING DIRECTORS

Class I Directors (terms expire 2022)

Susan L. Givens Chief Executive Officer & President Age: 43 Director since: 2014 Committees Investment

Background: Ms. Givens has served as the Chief Executive Officer and President of New Senior Investment Group Inc. and as a member of our Board of Directors since October 2014. Ms. Givens has nearly 20 years of private equity, capital markets, M&A, general management and finance experience. Previously, Ms. Givens was a Managing Director in the Private Equity group at Fortress Investment Group, where she spent more than 13 years. She served as the Chief Executive Officer of the Company while the Company was externally managed by Fortress from 2014 through the Company’s internalization of its management in 2019. While at Fortress she also served as the Chief Financial Officer and Treasurer of New Residential Investment Corp. (NYSE: NRZ), and was responsible for various real estate, healthcare, financial services, infrastructure and leisure investments during her tenure. In addition, Ms. Givens was also responsible for overseeing equity capital markets transactions in Fortress’ Private Equity group. Prior to joining Fortress, she held various private equity and investment banking roles at Seaport Capital and Deutsche Bank in New York and London. Ms. Givens is a member of the Advisory Board of Governors, and the Audit & Investment Committee, of Nareit. She is also a member of The Real Estate Roundtable.

Board Skills and Qualifications: Ms. Givens’ significant experience gained over two decades in real estate and healthcare investments, capital markets, M&A, general management and finance, as well as her role as Chief Executive Officer and President of the Company, led our Board of Directors to conclude that she should serve as a director.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Michael D. Malone Independent Director Age: 65 Director since: 2014 Committees Audit Compensation (Chair)

Background: Mr. Malone has served as a member of our Board of Directors since October 2014. From February 2008 until February 2012, Mr. Malone served as a Managing Director of Fortress Investment Group LLC, where he was in charge of the Charlotte, North Carolina office and responsible for the business of the capital formation group in the southeast and southwest regions of the United States. Prior to that, Mr. Malone spent nearly 24 years of his career at Bank of America, retiring in November 2007 as a Senior Executive Banker and Managing Director. Over those years Mr. Malone worked in and ran a number of investment banking businesses for the bank and its subsidiary, Banc of America Securities LLC, including real estate, gaming, lodging, leisure and the financial sponsors businesses. Mr. Malone was appointed to the board of directors of Walker & Dunlop, Inc., a real estate financial services company, in November 2012 and serves as a member of its audit and compensation committees. Mr. Malone has also served as a director of Mr. Cooper Group, a publicly traded non-bank residential mortgage lender, since 2012 and serves as chair of its nominating and corporate governance committee and a member of its audit and compensation committees. Previously Mr. Malone served as a director and a member of the compensation committee and the audit committee of Morgans Hotel Group Co.

Board Skills and Qualifications: Mr. Malone’s extensive experience in financial services and real estate and experiences gained while serving on other public company boards led our Board of Directors to conclude that Mr. Malone should serve as a director.

David H. Milner Independent Director Age: 51 Director since: 2018 Committees Governance (Chair) Investment

Background: Mr. Milner has served as a member of our Board of Directors since March 2018. Mr. Milner has served as the Chief Executive Officer of NuGen Capital Management since he founded the company in 2009. In that role he is responsible for the strategic direction and capital allocation of the NuGen platform. NuGen owns and operates large scale solar projects and energy storage systems and has acquired significant land and real estate holdings. Over the past 20 years, Mr. Milner founded, operated and exited from successful investment companies and businesses in energy and real estate. Mr. Milner was a Director of Climate and Alternate Energy at Hastings Funds Management, a private equity fund based in Australia and owned by Westpac Bank. Prior to HFM, he was the co-Founder of the Climate Leaders Fund, a private equity fund in the U.S. and Australia, as well as several other investment companies in both energy and real estate. Early in his career Mr. Milner founded Community IMPACT!, a non-profit inner city education and leadership development organization in Washington, D.C. He received the “Washingtonian of the Year” award, the Middlebury Alumni Achievement Award and several other honors for his nonprofit work. Mr. Milner is Chairman of the Board of Trustees at the Sidwell Friends School in Washington, D.C. and is a board member of the Samuel Huntington Fund.

Board Skills and Qualifications: Mr. Milner’s broad range of investment and management experience led our Board of Directors to conclude that he should serve as a director.

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PROPOSAL NO. 1 ELECTION OF DIRECTORS

Class II Directors (whose terms expire 2021)

Virgis W. Colbert Independent Director Age: 79 Director since: 2014 Committees Audit

Background: Mr. Colbert has served as a member of our Board of Directors since October 2014. Mr. Colbert served in a variety of key leadership positions with Miller Brewing Company since 1979, including Executive Vice President of Worldwide Operations from 1997 to 2005 and Senior Vice President of Operations from 1993 to 1997. Since his retirement, he continues to serve as a senior advisor to The Molson Coors Beverage Company. In addition, Mr. Colbert has been a director of Drive Shack Inc. since April 2019 and is a member of its audit committee and compensation committee. Mr. Colbert also serves on the board of STAG Industrials, Inc. Mr. Colbert is also a member of the Board of Directors of The Nasdaq Stock Market LLC.

Mr. Colbert has previously served on the boards of Lorillard, Inc., where he was Lead Independent Director (from 2008 to 2015), Delphi Corp. (from 1999 to 2006), Merrill Lynch & Co. Inc. (from 2006 to 2008), Bank of America Corp. (from 2009 to 2013), Stanley Black & Decker (from 2002 to 2013), the Sara Lee Corporation and its successor The Hillshire Brands Company (from 2006 to 2013) and The Manitowoc Company, Inc. (from 2001 to 2012). He is Chairman Emeritus of the board for the Thurgood Marshall College Fund and former Chairman of the board of trustees for Fisk University. He is a life member of the National Association for the Advancement of Colored People.

Board Skills and Qualifications: Mr. Colbert’s particular knowledge of and extensive experience in public company board practices and in the management and oversight of a regulated public company, including operations, supply chain logistics, engineering, information technology and strategic growth, led our Board of Directors to conclude that he should serve as a director.

Cassia van der Hoof Holstein Independent Director Age: 43 Director since: 2014 Committees Compensation Governance

Background: Ms. van der Hoof Holstein has served as a member of our Board of Directors since October 2014. Ms. van der Hoof Holstein is the Director, Global Health Equity, at the Emerson Collective, an organization dedicated to promoting social justice initiatives, where she has worked since 2017. She is also a Senior Advisor to the Center for Innovation in Global Health at the Stanford University School of Medicine. She has served on the Board of Directors of PIVOT since 2015, a global health non-profit working in Madagascar, and she chairs the Board of Directors of Plus 1, on which she’s served since 2013, which connects recording artists, their audiences, and pragmatic social justice efforts. She also serves on the Board of Trustees of Partners In Health. Previously, Ms. van der Hoof Holstein was Chief of Staff to Dr. Paul Farmer and Chief Partnership Integration Officer for Partners In Health, where she worked from 2009 until June 2017. From 2011 to 2017, she was also Associate Director of the Global Health Delivery Partnership for the Department of Global Health and Social Medicine at Harvard Medical School. With Abbey Gardner, she edited Haiti After the Earthquake, published in 2012. Previously, Ms. van der Hoof Holstein was the Director of Rural Health at the Clinton HIV/AIDS Initiative (CHAI), where she worked from 2002 to 2008; Executive Producer at E*TRADE Financial, where she worked from 2000 to 2002; and a co-founder of ClearStation.com in 1999. Ms. van der Hoof Holstein served in the Poverty Issues office of the Senate Committee on Labor and Human Resources in 1993, then chaired by the late Senator Edward M. Kennedy.

Board Skills and Qualifications: Ms. Van der Hoof Holstein’s wide-ranging experience and broad knowledge of the healthcare industry led our Board of Directors to conclude that she should serve as a director.

22	2020 Proxy Statement

PROPOSAL NO. 2    RATIFICATION OF THE APPOINTMENT OF ERNST & YOUNG LLP AS INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Ernst & Young LLP, independent registered public accountants, served as the independent registered public accounting firm for us and our subsidiaries for the fiscal year ended December 31, 2019 and has been our independent registered public accounting firm since the Company became a public company in 2014. The Audit Committee of the Board of Directors has appointed Ernst & Young LLP to be our independent registered public accounting firm for the fiscal year ending December 31, 2019, and has further directed that the selection of the independent registered public accounting firm be submitted for approval by the shareholders at the Annual Meeting.

Representatives of Ernst & Young LLP will be present in person at the Annual Meeting, will be given the opportunity to make a statement, if they so desire, and will be available to respond to appropriate questions from shareholders.

The Board of Directors recommends that you vote FOR the ratification of the appointment of Ernst & Young LLP as independent registered public accounting firm for the Company for fiscal year 2020.

PRINCIPAL ACCOUNTANT FEES AND SERVICES

In connection with the audit of the 2019 consolidated financial statements, the Company entered into an engagement letter with Ernst & Young LLP which set forth the terms by which Ernst & Young LLP has performed audit services for the Company.

The following summarizes Ernst & Young LLP’s fees for professional services rendered in 2019 and 2018:

Year	Audit Fees	Audit-Related Fees	Tax Fees	All Other Fees	Total

2019	$1,840,081	$—	$587,852	$—	$2,427,933
2018	$1,910,763	$—	$518,377	$—	$2,429,140

Audit Fees. Includes fees and related out-of-pocket expenses for the audit services associated with the annual audit of the consolidated financial statements of the Company, including the audit of internal control over financial reporting, the review of the Company’s quarterly reports on Form 10-Q, consents and assistance with and the review of documents filed with the SEC.

Audit-Related Fees. None.

Tax Fees. Includes fees for tax services and related out-of-pocket expenses associated with tax compliance, including the preparation, review and filing of federal, state and local income tax returns, tax due diligence, transfer pricing and related benchmarking analyses, and tax advice.

All Other Fees. None.

The Audit Committee has considered all services provided by the independent registered public accounting firm to us and concluded this involvement is compatible with maintaining the auditors’ independence. The Audit Committee is responsible for appointing the Company’s independent registered public accounting firm and approving the terms of the independent registered public accounting firm’s services. The Audit Committee has policies and procedures that require the approval of the Audit Committee of all fees paid to, and all services performed by, the Company’s independent registered public accounting firm. The Audit Committee approves the proposed services, including the nature, type and scope of services contemplated and the related fees. The fees and services provided as noted in the tables above were authorized and approved by the Audit Committee.

2020 Proxy Statement	23

AUDIT COMMITTEE REPORT

In accordance with and to the extent permitted by the rules of the SEC, the information contained in the following Audit Committee Report shall not be incorporated by reference into any of the Company’s future filings made under the Exchange Act, and shall not be deemed to be “soliciting material” or to be “filed” under the Exchange Act or the Securities Act of 1933, as amended.

The Audit Committee operates under a written charter approved by the Board of Directors, consistent with the corporate governance rules issued by the SEC and the NYSE. The Audit Committee’s charter is available on the Company’s website at www.newseniorinv.com. The members of the Audit Committee hold executive sessions during the course of the year.

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board of Directors. It is not the duty of the Audit Committee to prepare the Company’s financial statements, to plan or conduct audits or to determine that the Company’s financial statements are complete and accurate in accordance with generally accepted accounting principles. Management has the primary responsibility for the financial statements and the reporting process, including the systems of internal controls. The Company’s independent registered public accounting firm, Ernst & Young LLP, is responsible for auditing the financial statements and expressing an opinion as to whether those audited financial statements fairly present the financial position, results of operations and cash flows of the Company in conformity with generally accepted accounting principles.

The Audit Committee has reviewed and discussed with management and Ernst & Young the Company’s internal control over financial reporting, including a review of management’s and Ernst & Young’s assessments of and reports on the effectiveness of internal control over financial reporting and any significant deficiencies or material weaknesses.

In fulfilling its responsibilities, the Audit Committee has reviewed and discussed with management the audited financial statements in the annual report to shareholders. The Audit Committee has discussed with Ernst & Young the applicable requirements of the Public Company Accounting Oversight Board (the “PCAOB”), including the auditor’s independence, the auditor’s judgment as to the quality, not just the acceptability, of the accounting principles, the consistency of their application and the clarity and completeness of the audited financial statements, the scope of the audit, the Company’s critical accounting policies and estimates and the critical audit matter addressed during the audit.

The Audit Committee has received the written disclosures and the letter from Ernst & Young required by the applicable PCAOB requirements and has discussed with Ernst & Young the firm’s independence.

Based on the reviews and discussions referred to above, the Audit Committee recommended to the Board of Directors (and the Board of Directors agreed) that the audited financial statements be included in the Annual Report on Form 10-K for the year ended December 31, 2019, for filing with the SEC. The Audit Committee and the Board of Directors also have recommended that shareholders ratify of the appointment of Ernst & Young as the Company’s independent registered public accounting firm for fiscal year 2020.

This report is furnished by the members of the Audit Committee.

Virgis W. Colbert	Michael D. Malone
Stuart A. McFarland (Chair)

24	2020 Proxy Statement

PROPOSAL NO. 3    ADVISORY VOTE ON 2019 EXECUTIVE COMPENSATION

In accordance with Section 14A of the Exchange Act and the related SEC rules promulgated thereunder, we are providing our shareholders the opportunity to cast a non-binding advisory vote to approve the 2019 compensation of our named executive officers (“NEOs”) as disclosed in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our shareholders the opportunity to express their views on the compensation of our NEOs.

As described in the “Compensation Discussion and Analysis” section of these proxy materials, the primary objectives of our executive compensation program are to attract and retain qualified individuals who can help the company achieve its key business objectives and ultimately increase long-term shareholder value. We urge our shareholders to review the Executive Compensation section below and the compensation tables and narrative discussion included therein for more information.

We believe that our executive compensation programs have been effective at promoting the achievement of positive results, appropriately aligning pay and performance, and enabling us to attract and retain very talented executives while at the same time avoiding the encouragement of unnecessary or excessive risk-taking.

For these reasons, the Board recommends a vote in favor of the following resolution:

“RESOLVED, that the compensation paid to the company’s named executive officers, as disclosed pursuant to Item 402 of Regulation S-K, including the Compensation Discussion and Analysis, compensation tables and narrative discussion, is hereby APPROVED.”

As an advisory vote, this proposal is not binding upon us. Notwithstanding the advisory nature of this vote, the Compensation Committee values the opinions expressed by shareholders in their vote on this proposal, and will consider the outcome of the vote when making future compensation decisions for our named executive officers.

The affirmative vote of the holders of a majority of the votes cast by our shareholders in person or represented by proxy and entitled to vote is required to approve this Proposal 3.

The Board of Directors recommends that you vote FOR the approval, on an advisory basis, of the 2019 compensation of the Named Executive Officers, as disclosed in these proxy materials.

2020 Proxy Statement	25

PROPOSAL NO. 4    ADVISORY VOTE ON SAY-ON-FREQUENCY VOTE

In accordance with Section 14A of the Exchange Act and the related SEC rules promulgated thereunder, we are seeking the input of our shareholders on the frequency with which we will hold future say-on-pay votes (commonly known as a “say-on-frequency” vote). In voting on this Proposal 4, shareholders are provided with three choices: shareholders may indicate their preference as to whether future say-on-pay votes should occur every year, every two years or every three years.

After careful consideration, it is the opinion of the Board that an annual advisory shareholder vote on the compensation of our NEOs is the most appropriate option for us because it will allow our shareholders to provide more frequent, direct input on our compensation policies and practices, and the resulting compensation for our NEOs. Shareholders will have the opportunity to consider our most recent compensation decisions in the context of our pay for performance policy and focus on increasing long-term shareholder value, and to provide feedback to us in a timely way. Finally, the Board believes an annual advisory say-on-pay vote promotes corporate transparency.

While the Board recommends that the say-on-frequency vote shall be held annually, shareholders are not voting to approve or disapprove of the Board’s recommendation. Rather, shareholders are being provided with the opportunity to cast an advisory vote through the resolution set forth above. As an advisory vote, the result of the vote is not binding. However, the Board values the opinions of our shareholders in their vote on this matter, and will consider the outcome of the vote when making a determination as to the frequency of future advisory votes to approve executive compensation.

The alternative receiving the greatest number of votes (once every year, two years or three years) will be the resulting recommendation, on an advisory basis, of our shareholders.

The Board of Directors recommends that you vote FOR AN ANNUAL VOTE, on an advisory basis, regarding the frequency of future say-on-pay votes.

26	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Executive Summary

BUSINESS ENVIRONMENT AND FINANCIAL RESULTS

In 2019 our portfolio performed well overall, exceeding our initial projections. We simplified our management structure, improved our investor communication and demonstrated our capability to operate our business more efficiently and profitably, resulting in strong stock price performance for the year. We achieved the following financial results in 2019:

•	Full year 2019 AFFO of $55.9 million, or $0.67 per share(1)

•	Adjusted same store cash net operating income (NOI) increased 0.3%(1) versus 2018

•	Total NOI from continuing operations of $141.5 million, which excludes the AL/MC portfolio assets described below

(1)

Represents a non-GAAP financial measure. For a reconciliation of each such measure to the most directly comparable measure calculated in accordance with GAAP, refer to Appendix F to this Proxy Statement.

The following are additional selected highlights from our fiscal 2019 performance:

We improved the quality of our portfolio:

• Dispositions / Transitions. We sold certain underperforming assets; we transitioned other underperforming properties to new operators.

•  Portfolio Sale. We entered into a definitive purchase and sale agreement to sell our entire AL/MC portfolio, which positions us following the sale as the only pure-play independent living senior housing REIT. This sale was completed in February 2020.

We improved our balance sheet and maintained liquidity:

•  Improved Balance Sheet. We improved our overall fixed rate debt exposure from 24% at the beginning of fiscal 2019 to 54% currently, through an asset swap entered into in the second quarter of fiscal 2019.

• Extended Debt Maturities. We refinanced $50 million of debt which was scheduled to mature in 2019, extending debt maturities to late 2021.

We returned capital to our shareholders:

•  Dividends. We declared aggregate cash dividends of $0.52 per share of common stock payable to our shareholders, returning $42.8 million to our shareholders. The 2019 declared cash dividends equate to a 6.80% dividend yield (based on the Company’s closing stock price on December 31, 2019).

2019 TOTAL SHAREHOLDER RETURN

#1 (out of 155)	Best performing REIT in the MSCI US REIT Index in 2019

#1 (out of 17)	Best performing REIT in the FTSE Nareit Equity Health Care Index in 2019

101.8%	Total Shareholder Return in 2019

2020 Proxy Statement	27

COMPENSATION DISCUSSION AND ANALYSIS

Our total shareholder return (“TSR”) of approximately 101.8% for 2019 ranked us as the best performing public REIT in the MSCI U.S. REIT Index and the FTSE Nareit Equity Health Care Index. The chart below illustrates our TSR performance versus the average TSR for both of these indices.

We have focused above on one-year total return because 2019 was the year that we internalized, and was therefore the first year that we had employees dedicated to providing services to New Senior and operated as a self-managed company.

SAY-ON-PAY AND ENGAGEMENT WITH SHAREHOLDERS

2019 was our first fiscal year following the Internalization and, as a consequence, was the first year in which we had employees who we paid directly. Accordingly, we have not previously disclosed information relating to executive compensation and we are holding our first say-on-pay and frequency of say-on-pay votes at the Annual Meeting. As part of our shareholder engagement and outreach effort we heard support for the inclusion of a say-on-pay proposal and the executive compensation practices that the Company has developed in its first full year as a self-managed company.

COMPENSATION PROGRAM SUMMARY

Competing successfully in our industry requires dedicated, knowledgeable individuals who are committed to delivering outstanding shareholder returns while effectively building relationships across the industry. The Compensation Committee is committed to continuously reviewing New Senior’s compensation practices so that its program is in line with the market, is responsive to concerns of shareholders and takes into account best compensation practices. New Senior’s current executive compensation program has the following key structural features:

•	Total Compensation: A substantial majority of each executive’s total compensation is performance-based;

•	Balance of Metrics: There are balanced metrics across our short-term cash bonus plan and our long-term incentive plan which include financial, operational and TSR goals; and

•	Short and Long-Term Focus: We have established goals which balance and measure value creation over both the short and long-term;

•

Strong Alignment with Shareholders: We have created strong alignment of management and shareholder interests through practices such as stock ownership guidelines for executives, balanced goals and incentives to drive to shareholder returns; and

28	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

•

Long-Term Equity Design Utilizes Best Practices: 75% of the grant-date value of our annual equity awards is performance-based, based on our TSR versus an index, with target payouts only being achieved if we outperform versus the index and awards that are reduced if TSR is negative, as described in more detail below:

Relative Performance	Target to Outperform	Investor Alignment
100% of the performance-based award long-term incentive award is granted based on 3-year relative performance to the FTSE Nareit Equity Health Care Index.	New Senior must outperform the FTSE Nareit Equity Health Care Index by achieving relative performance at the 55th percentile to earn the target award.	New Senior utilizes an absolute TSR modifier whereby awards are reduced if the Company’s absolute TSR is negative.

Introduction

NAMED EXECUTIVE OFFICERS

The Compensation Discussion and Analysis that follows provides a description of our compensation program for each of the individuals listed below. We refer to these individuals throughout the Compensation Discussion and Analysis and the tables and narratives that follow as our named executive officers or NEOs. For 2019, our named executive officers were as follows:

•	Susan L. Givens, Chief Executive Officer, President and Director

•	Bhairav Patel, Executive Vice President, Finance and Chief Accounting Officer and Interim Chief Financial Officer

•	Lori B. Marino, Executive Vice President, General Counsel and Secretary

•	David Smith, former Executive Vice President and Chief Financial Officer

INTERNALIZATION

Until January 1, 2019, Ms. Givens, Mr. Patel and Mr. Smith were employees of our Former Manager (see “Corporate Governance and Related Matters–Certain Relationships and Related Party Transactions”). Each of these officers was compensated by the Former Manager and did not receive any compensation directly from us. We did not reimburse our Former Manager or any of its affiliates for the compensation of any of these officers and did not make any decisions regarding their compensation. Only Mr. Patel, who served as our Interim Chief Financial Officer, Treasurer, and Chief Accounting Officer throughout 2018, was exclusively dedicated to providing services to New Senior prior to 2019. Accordingly, the Former Manager determined that the entire amount of the compensation that it paid to Mr. Patel in or in respect of 2018 was for services that he performed for New Senior and Mr. Patel’s compensation for 2018 is included in the “Summary Compensation Table” below. Although Ms. Givens devoted a substantial portion of her time to New Senior in 2018, she did not exclusively provide services to us and therefore the Former Manager was not able to segregate and identify any portion of the compensation awarded to her as relating solely to service performed for us. Accordingly, we have not included any information relating to the compensation paid to Ms. Givens by our Former Manager in or in respect of years prior to 2019 in the “Summary Compensation Table,” below.

We internalized our management on January 1, 2019 and are no longer externally managed by the Former Manager. As a result, we now employ our NEOs and directly pay such officers cash and other compensation. At the time of the Internalization, the Board of Directors felt it was in the best interests of shareholders to retain certain key members of management, and made equity and cash transition grants to Ms. Givens, Mr. Patel and Mr. Smith. These awards are described in more detail below in the section entitled “—Off-Cycle Awards—Transition Awards Related to Internalization.”

In addition, in connection with the Internalization, we entered into employment agreements with Ms. Givens, Mr. Patel and Mr. Smith, with initial terms running through December 31, 2021. These employment agreements document the key elements of our executive compensation program and reflect our pay-for-performance compensation philosophy. We

2020 Proxy Statement	29

COMPENSATION DISCUSSION AND ANALYSIS

believe that use of employment agreements is critical to ensuring a stable, appropriately incentivized management team as we transition from an externally to internally managed company. These agreements are described in more detail below in the section entitled “—Other Compensation and Benefits—Executive Agreements.”

Governance and Compensation

EXECUTIVE COMPENSATION PHILOSOPHY

We have designed our compensation programs to help us recruit and retain the executive talent required to successfully manage our business, achieve our business objectives and maximize their long-term contributions to our success. We include compensation elements that are designed to align the interests of executives with our goals of enhancing shareholder value and achieving our long-term strategies. We determine total annual compensation by reviewing the median of the competitive market, then position compensation at, above or below the median based on experience, performance, critical skills and the general talent market for each senior executive.

BEST PRACTICES THAT SUPPORT OUR EXECUTIVE COMPENSATION PHILOSOPHY

The Compensation Committee oversees the design and administration of our executive compensation programs and evaluates these programs against competitive practices, legal and regulatory developments and corporate governance trends. The Compensation Committee has incorporated the following best practices into our programs.

WHAT WE DO	WHAT WE DON’T DO

✓ Significant Majority of Pay is Performance-Based	× Excise Tax Gross-Ups

✓ Emphasize Long-Term Compensation to Align Pay with Long-Term Performance	× Repricing of Stock Options

✓ Meaningful Stock Ownership Requirements For NEOs	× Golden Parachutes

✓ Robust Clawback Policy That Applies to All Incentive Compensation	× Permit Hedging or Pledging of Company Stock

✓ Double-Trigger Change in Control Vesting of Equity Awards	× Dividends or Dividend Equivalents on Unearned Performance Shares

✓ Proactive Engagement With Shareholders	× Excessive Perquisites or Personal Benefits
✓ Utilize Independent Compensation Consultant	× Accelerated Vesting of Equity Awards or Severance Benefits Solely Upon a Public Change of Control

KEY PARTICIPANTS IN THE COMPENSATION PROCESS

Role of the Compensation Committee

The Compensation Committee assists the Board of Directors in determining the compensation of our executive officers. It evaluates and recommends to the Board of Directors appropriate policies and decisions relative to executive officer salary, benefits, bonus, incentive compensation, severance, equity-based and other compensation plans.

As described in more detail below, compensation for fiscal year 2019 for each of our NEOs was determined by the Compensation Committee based upon a review of the Company’s performance, including shareholder returns, the individual performance of each NEO, and certain peer group information.

Further, the Compensation Committee evaluates the Company’s compensation programs on an annual basis to ensure that our plans do not induce or encourage excessive risk-taking by participants. Pursuant to its charter, the Compensation Committee may delegate authority to act upon specific matters to a subcommittee.

30	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Role of Management

During 2019, our CEO made recommendations to the Compensation Committee regarding executive compensation actions and incentive awards. The General Counsel (who also serves as the Chief Human Resources Officer) serves as the liaison between the Compensation Committee and FPL, providing internal data on an as-needed basis so that FPL can produce comparative analyses for the Compensation Committee. In 2019, the Company’s human resources, finance and legal departments supported the work of the Compensation Committee by providing information, answering questions and responding to various requests of committee members.

Role of the Independent Compensation Consultant

In 2019, the Compensation Committee continued to use the services of FPL in fulfilling its obligations under its charter, the material terms of which are described elsewhere in this Proxy Statement under the heading “Corporate Governance and Related Matters—Compensation Committee.” FPL generally provides the Committee with objective expert analyses, assessments, research, and recommendations for executive compensation programs, incentives, perquisites and compensation standards. FPL was first engaged by the Compensation Committee in 2018 as the Company began preparations for the Internalization and the hiring of a management team.

FPL attended all four meetings of the Compensation Committee in 2019. Specifically, during 2019 FPL performed the following services:

•

Conducted a comprehensive review of the Company’s Annual Incentive Plan (“AIP”) and Long-Term Incentive (“LTI”) plan with a view towards establishing appropriate design, metrics and framework in the Company’s first year following the Internalization;

•	Assisted in development and adoption of the Company’s Stock Ownership Guidelines and Clawback Policy;

•	Provided analysis and recommendations to assist the Compensation Committee in its review of the Company’s non-management director compensation program; and

•	Kept the Compensation Committee apprised throughout the year on key legislative developments impacting compensation and best practices in executive compensation governance.

FPL is paid a fee by the Company for providing its services relating to executive and director compensation and is also reimbursed for reasonable travel and business expenses and any fees related to the purchasing of compensation benchmarking data.

FPL performs no services for management unless requested by or on behalf of the Chair of the Compensation Committee. The Compensation Committee selected FPL to serve as its Independent Compensation consultant only after assessing the firm’s independence. As part of its independence review, the Compensation Committee reviewed the Company’s relationship with FPL and determined that no conflicts of interest existed. The Compensation Committee has the sole authority to retain and terminate its consultants, including FPL.

External Benchmarking

The Compensation Committee considers competitive market compensation data, in addition to other factors, in determining policies and programs that address executive compensation, benefits and perquisites. Traditionally, companies compare their compensation practices and performance against the performance of a single group of companies whose business model and industry are relatively similar to those of the company. However, in light of the Company’s business and industry, the Committee, at FPL’s recommendation, determined that it would be appropriate to utilize two peer groups—one for size and one for the healthcare REIT industry—in designing and administering the Company’s executive compensation program.

2020 Proxy Statement	31

COMPENSATION DISCUSSION AND ANALYSIS

Therefore, for 2019 pay decisions for the NEOs, the Compensation Committee selected and reviewed compensation levels and elements at companies in the following two peer groups (the “Peer Groups”), all of which are comprised of public real estate companies:

•	Size Peer Group. A peer group of 15 public real estate companies comparable to New Senior in terms of total market capitalization (the “Size Peer Group”).

•	Healthcare Peer Group. A peer group of 13 public real estate companies comparable to New Senior in terms of industry (the “Healthcare Peer Group”).

SIZE PEER GROUP	HEALTHCARE PEER GROUP

  CareTrust REIT, Inc.

  Columbia Property Trust, Inc.

  DiamondRock Hospitality

  Company

  Easterly Government

  Properties, Inc.

  Independence Realty Trust,

  Inc.

  LTC Properties, Inc.

  National Health Investors,

  Inc.

One Liberty Properties, Inc. QTS Realty Trust, Inc. RPT Realty Rexford Industrial Realty, Inc. Sabra Health Care REIT, Inc. Summit Hotel Properties, Inc. Washington Real Estate Investment Trust

CareTrust REIT, Inc.

Community Healthcare Trust Incorporated Healthpeak Properties, Inc.

Healthcare Realty Trust Incorporated

Healthcare Trust of America, Inc.

LTC Properties, Inc.

Medical Properties Trust, Inc.

National Health Investors, Inc. Omega Healthcare Investors, Inc. Physicians Realty Trust Sabra Health Care REIT, Inc. Ventas, Inc. Welltower Inc.

TIER REIT, Inc., which had been included in our Size Peer Group, and MedEquities Realty Trust, Inc., which had been included in both Peer Groups, were acquired in 2019 and therefore are not included in the table above. The Peer Group compensation analysis prepared by FPL was utilized by our Compensation Committee as part of the process of reviewing and making decisions regarding our NEO compensation for 2019. The Compensation Committee annually reviews and evaluates these Peer Groups to ensure that they remain appropriate.

Elements of Compensation

NEO COMPENSATION ELEMENTS AT A GLANCE

The compensation of our executive officers, including our NEOs, is reviewed in detail by the Compensation Committee during the first quarter of every year. NEO direct compensation for 2019 consisted of a base salary, an AIP award and LTI awards, each of which is detailed below:

2019 Compensation Element	Form	Rationale for Providing

Base Salary	Cash	Base salary is a competitive fixed pay element tied to role, experience, performance and criticality of skills.

Annual Incentive Award	Cash

The AIP is designed to reward achievement of Company and individual performance objectives. This calculation uses financial metrics - AFFO Per Share and Same Store Cash NOI (Managed Portfolio) - that are fundamental short-term drivers of shareholder value. Each NEO also had 40% of his or her AIP tied to the achievement of individual and team goals in 2019.

Long-Term Incentive Awards	Stock

The LTI plan is designed to reward performance that drives long-term shareholder value through the use of a three-year measurement period and vesting:

•   PSUs (75% of LTI mix) are aligned with long-term growth and provide rewards linked to absolute stock price performance (due to denomination as New Senior share units) based on Relative TSR achievement over a three-year period versus an asset-based index, with an absolute TSR modifier to reduce the awards in the event of negative growth.

•   RSUs (25% of LTI mix) provide stronger retentive value and align compensation with improved stock price performance.

32	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The Company also provides benefits and limited perquisites to its NEOs that it believes are competitive with the external market for talent. For a more detailed discussion of these benefits and perquisites, see the discussion under the heading “Benefits and Perquisites.”

2019 Annual Incentive Plan

The Company’s AIP provides for an annual cash payment to participating executives established as a target percentage of base salary. In setting AIP awards, the Compensation Committee approves target AIP awards after careful consideration of external data, individual roles and responsibilities and individual performance.

The Company pays for AIP performance that demonstrates substantial achievement of plan goals. We established strong incentives and set aggressive goals for all financial metrics. The Company must achieve a certain threshold for each of the financial performance metrics discussed below in order for each performance component to be considered in the calculation of the AIP payout. Performance below the threshold performance level results in a zero payout for that particular performance component.

The formula to determine each NEO’s AIP total potential payment is as follows:

2019 AIP Potential Payout = (Base Salary) x (Target Award Percentage) x (AIP Performance Factor)

The individual component, which is at the discretion of the Compensation Committee, is then factored into the payout. Both the individual performance component of the AIP and the overall AIP award payout are capped at percentages set forth in each NEO’s Executive Agreement (250% of the annual cash bonus target in the case of the CEO; 150% and 100% in the case of other NEOs).

2019 AIP PERFORMANCE METRICS, WEIGHTINGS AND RESULTS

Based on the Company’s 2019 business objectives, the Compensation Committee identified financial performance metrics and an individual component for the 2019 performance year, which together comprise the AIP Performance Factor.

The AFFO Per Share and Same Store Cash NOI (Managed Portfolio) targets were based on the Company’s 2019 operating budget and were set early in 2019. The Compensation Committee reviewed the operating budget with management to ensure that the targets were appropriate and determined that the achievement of the combination of financial goals would be challenging and reflect strong performance considering the uncertainty in our market.

2020 Proxy Statement	33

COMPENSATION DISCUSSION AND ANALYSIS

The following table sets forth the components for the 2019 AIP, the weighting of each component and rationale for its usage, and the 2019 results.

Performance Metric & Rationale for Use	Weighting	Threshold	Target	Maximum	2019 Results(1)

AFFO Per Share Important measure of the value provided to shareholders which encourages focus on profitability – frequently used REIT earnings measurement on a per share basis.	40%	$0.61	$0.64	$0.67	$0.67

Same Store Cash NOI (Managed Portfolio)* Same store information is intended to enable management to evaluate the performance of a consistent portfolio of real estate in a manner that eliminates variances attributable to changes in the composition of our portfolio over time, due to sales and various other factors.	20%	(2.1%)	(0.8%)	0.6%	0.1%

Individual Component Provides focus on supporting enterprise initiatives that are aligned with the strategy of the business with a view towards driving shareholder value.	40%	N/A	N/A	N/A	Discretion

*  Threshold, target and maximum percentages, as well as 2019 results, are adjusted to exclude results for our same store AL/MC properties which were classified as held for sale and excluded from our same store pool at the end of 2019 as a result of the sale which was pending at the time (and subsequently closed in February 2020).

(1)   Represents a non-GAAP financial measure. For a reconciliation of each such measure to the most directly comparable measure calculated in accordance with GAAP, refer to Appendix F to this Proxy Statement.

The two financial performance metrics applicable to each NEO are non-GAAP financial measures and should not be considered a substitute for measures determined in accordance with GAAP. These non-GAAP financial measures may not be comparable to similar measures reported by other companies or those that we use in our Annual Report on Form 10-K or other external financial presentations.

2019 AIP PERFORMANCE MEASURE WEIGHTINGS FOR EACH NEO

Each NEO has a set threshold, target and maximum annual cash incentive bonus, each expressed as a percentage of base salary. The following table illustrates the weighting of each performance measure for each named executive officer at the threshold, target and maximum bonus levels.

Named Executive Officer	Threshold	Target	Maximum

Susan L. Givens	75%	150%	250%

Bhairav Patel	50%	100%	150%
Lori B. Marino	50%	75%	100%

Mr. Smith, who resigned from employment effective as of September 30, 2019, had the same weightings and levels set forth above for Mr. Patel.

In light of the significant effort and challenges raised by the Internalization at the start of 2019, each of the NEOs was guaranteed a minimum cash AIP payout in 2019 at least equal to their individual target amounts set forth above. Due to the Company’s outperformance in 2019 and the results described above, all NEOs received cash AIP payouts in 2019 which exceeded target amounts.

34	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

AIP INDIVIDUAL COMPONENT CONSIDERATIONS

For 2019, 40% of each NEOs AIP bonus target was based on the individual component, which rewards achievement of their individual and team goals. The Compensation Committee determined that in light of the significant effort and challenges raised by the Internalization at the start of 2019, it was prudent to maintain a significant discretionary component for NEO compensation.

In determining the subjective component of the annual bonuses, the Compensation Committee evaluated the performance of our company for the year compared to other real estate investment trusts and the overall market. The target bonus allowed under the subjective component was awarded as a result of the following 2019 accomplishments:

•	Best performing REIT in the MSCI US REIT Index and the FTSE Nareit Equity Health Care Index in 2019, generating highest total shareholder return of 101.8%;

•	Completed the Internalization, transitioning all key functional areas on time and on budget;

•

Comprehensive governance review and evaluation with a view towards driving governance best practices through board and committee practices (see “Corporate Governance and Related Matters—Governance Review and Evaluation”);

•	Addressed challenged AL/MC portfolio through operator transitions, sale of underperforming assets and then sale of remaining AL/MC portfolio of 28 properties;

•	Increased research analyst coverage from one to four analysts, and increased overall investor outreach efforts and shareholder engagement;

•	Refinanced $50M of indebtedness and extended debt maturities;

•	Entered into an interest rate swap in the second quarter of 2019 which improved our fixed rate debt exposure from 24% at the beginning of fiscal 2019 to 54% currently; and

•	Held our dividend rate consistent throughout 2019.

In determining the individual component payout to each NEO, in addition to considering the Company results and overall accomplishments described above, the Compensation Committee also considered the following individual achievements.

•	Susan L. Givens, Chief Executive Officer, President and Director:

✓	Successfully established New Senior as an operational company in its first year after the Internalization, taking initial steps toward the creation of a healthy and high performing culture;

✓	Led the execution of the Company’s business plan and objectives, which led to favorable financial and operating results in 2019 and the achievement of the highest TSR of all publicly traded REITs;

✓	Oversaw significant transactions to improve balance sheet and extend debt maturities;

✓	Continues to pursue multiple paths to creating shareholder value, including the sale of the underperforming AL/MC portfolio; and

✓	Effectively formed and led the new senior management team in the first year post-Internalization.

•	Bhairav Patel, Executive Vice President, Finance and Chief Accounting Officer and Interim Chief Financial Officer:

✓

Successfully transitioned the accounting, financial reporting and corporate operations team from the Former Manager to the Company, ensuring a seamless transition of key accounting and reporting functions;

✓	Oversaw the transition of several key financial reporting systems;

✓	Served as Interim Chief Financial Officer after the departure of Mr. Smith; and

✓	Supported the rest of the senior management team in the achievement of the Company’s objectives in other areas of the business.

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COMPENSATION DISCUSSION AND ANALYSIS

•	Lori B. Marino, Executive Vice President, General Counsel and Secretary:

✓	Drove corporate governance review and advancements, Board assessment and practices enhancements, and shareholder outreach program;

✓	Successfully transitioned the legal function from the Former Manager, driving process improvements and best practices within the Company’s legal function;

✓	Assessed external counsel support and developed plans to reduce external counsel spend;

✓	Supported a wide range of capital markets transactions, as well as the negotiation of the sale of the Company’s AL/MC portfolio and other asset dispositions;

✓	Developed an internal human resources function; and

✓	Drove expanded transparency of Company practices in public reporting, including governance and compensation.

2019 AIP AWARDS PAID IN 2020

The actual 2019 AIP awards which were approved by the Compensation Committee and paid in March 2020 were as follows:

Named Executive Officer	2019 Target AIP Awards as a % of Base Salary	2019 AIP Target Amounts	2019 Actual AIP Awards (Paid in 2020)	2019 AIP Awards as a % of Target (Paid in 2020)

Susan L. Givens	150%	$1,125,000	$1,821,429	162%

Bhairav Patel	100%	$325,000	$475,893	146%
Lori B. Marino	75%	$300,000	$392,857	131%

Mr. Smith, who resigned from employment effective as of September 30, 2019, was not eligible to receive an AIP award.

2019 Long-Term Incentive Compensation

In 2019, the Committee approved two types of vehicles for the Company’s annual LTI awards with each addressing long-term shareholder value alignment in different ways. The Committee believed that granting a combination of Performance Stock Units (“PSUs”) and Restricted Stock Units (“RSUs”) was appropriate to provide shareholder alignment, retention value and the opportunity to leverage awards up and down consistent with stock price performance, as well as Company and individual performance over the long term. 2019 LTI for our NEOs was allocated as follows:

36	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

The following table shows the target value of the annual LTI award grants made to NEOs in 2019 as part of the Company’s annual compensation process. These LTI values were set forth in each individual NEOs employment letter and were determined by taking into market competitive total compensation levels and an appropriate mix of fixed versus variable and short-term versus long-term incentives. These values also considered each NEO’s role, potential long-term contribution, performance, experience and skills.

Named Executive Officer	PSUs (Target Award)	RSUs	Total(1)

Susan L. Givens	$1,500,000	$500,000	$2,000,000

Bhairav Patel	$243,750	$81,250	$325,000

Lori B. Marino	$300,000	$100,000	$400,000
David Smith(2)	$262,500	$87,500	$350,000

(1)

The values reported in this table reflect target amounts set forth in the Executive Agreement of each NEO. The Compensation Committee deferred action on such grants beyond the date specified in such Executive Agreements, and when making grants on July 31, 2019, determined that it was appropriate to establish the size of LTI award grants by reference to the closing price of our common stock on the commencement of service following the Internalization, using the December 31, 2018 closing price for the NEOs other than Ms. Marino, and using Ms. Marino’s April 29, 2019 start date for her award. The values reported in the Summary Compensation Table and the Grants of Plan-Based Awards tables present the grant date fair value of the LTI award grants, which were higher than target amounts due to the subsequent appreciation in the price of our common stock. See below “—CEO 2019 Compensation Summary” for further information.

(2)	All of Mr. Smith’s outstanding equity awards were forfeited and cancelled without any payment as a result of his resignation effective as of September 30, 2019.

In addition to annual LTI awards, the Compensation Committee may award other grants in the form of PSUs, RSUs, restricted stock awards (“RSAs”) or stock options. These grants are used to attract new senior executives to New Senior, provide additional retention incentive or reward extraordinary performance. In March 2020, the Compensation Committee made such a grant of 38,462 RSUs to Mr. Patel in recognition of the additional service he is providing to the Company through his service as our interim Chief Financial Officer since September 2019.

PERFORMANCE UNITS

PSUs are settled in shares after a three-year performance measurement and vesting period, with performance tied to the Company’s three-year TSR performance relative to the FTSE Nareit Equity Health Care Index. PSUs have an absolute TSR modifier which provides that in the event that the Company has negative returns over the three-year performance period, the award payout will be reduced by 20% down to a minimum of target payout levels.

Relative TSR was selected as the metric by the Committee to ensure executive compensation is aligned with shareholder value creation. TSR performance is measured for companies in the TSR peer group by comparing the closing stock price on the day prior to the start of the three-year performance period to the average closing price over the 20 trading days ending on the last day of the applicable three-year performance cycle, including reinvestment of dividends during the period. Vesting at the end of the applicable three-year performance period is based on the Company’s TSR performance ranked against the TSR performance of the other companies within the index.

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COMPENSATION DISCUSSION AND ANALYSIS

Delivery of shares generally requires employment throughout the three-year performance period. PSUs therefore provide alignment with absolute stock performance, relative stock performance, Company financial performance and potential retention value. There can be up to three outstanding PSU awards at any time. Dividend equivalents accrue on unvested PSUs during the three-year performance period and are paid in cash after the awards are settled and actually earned. Expected dividends are included in the calculation of the grant date fair value of PSU awards. Following is a table which sets forth the payout factor for PSU awards:

If Company’s Relative Total Shareholder Return Performance is:	Payout Factor for TSR for CEO Awards*	Payout Factor for TSR for Other NEO Awards*

at the 80th percentile or greater	200%	150%

at the 55th percentile	100%	100%

at the 30th percentile	50%	50%
less than the 30th percentile	0%	0%

*	Payouts for performance between the percentiles shown are interpolated.

2019 was the first year that the Company issued PSUs and therefore none have been settled at this time.

RESTRICTED STOCK UNITS

RSUs granted to NEOs vest ratably in one-third annual installments and are settled in shares, which provides alignment with stock performance and retention value. Grants of RSUs provide NEOs with stock ownership of unrestricted shares after the restrictions lapse. NEOs receive RSU awards to incentivize long-term value creation as these individuals are in positions most likely to influence the achievement of the Company’s long-term value creation goals and to create shareholder value over time. The Compensation Committee reviews all grants of RSUs for executive officers prior to the award, including awards based on performance, retention-based awards, and awards contemplated for new employees as part of employment offers for executive officers. RSUs do not grant dividend or voting rights to the holder over the vesting period, however, dividend equivalents are accrued and paid in cash after vesting. Expected dividends are included in the calculation of the grant date fair value of RSU awards. In certain cases, such as for new hires or to facilitate retention, NEOs may receive RSUs subject to different vesting terms.

OTHER INCENTIVE AWARDS

The LTI plan provides the Compensation Committee with the discretion to grant various forms of stock-based compensation to employees (including restricted stock, RSUs and PSUs), as well as other non-stock-based awards (including cash awards). Awards are subject to such conditions and restrictions as the Compensation Committee may determine, which may include, without limitation, the achievement of certain performance goals or continued employment with us through a specific period. Payments made under the Company’s AIP are considered non-stock-based awards under the Company’s LTI plan.

Off-Cycle Awards

TRANSITION AWARDS RELATED TO INTERNALIZATION

Until the Internalization, Ms. Givens, Mr. Patel and Mr. Smith, were employees of our Former Manager. Each of these officers was compensated by the Former Manager and did not receive any compensation directly from us. As discussed above in the section entitled “Corporate Governance and Related Matters—Certain Relationships and Related Party Transactions,” we internalized our management on January 1, 2019. In connection with the Internalization, we hired 16 employees previously employed by the Former Manager, including certain of our NEOs.

At the time of the Internalization, the Board of Directors felt it was in the best interests of shareholders to retain certain key members of management. In order to better align the interests of management with shareholders, the Board of Directors made equity grants on January 1, 2019, outside of the annual cycle, to Ms. Givens, Mr. Patel and Mr. Smith. In addition, the Board of Directors also approved a cash transition award to Mr. Patel. These awards are not intended to be part of the Company’s annual compensation structure going forward.

38	2020 Proxy Statement

COMPENSATION DISCUSSION AND ANALYSIS

Equity-Based Transition Awards

The equity-based transition awards granted to NEOs on January 1, 2019 were a mix of two-thirds Restricted Stock Awards (RSAs) and one-third stock options. RSAs granted to NEOs vest ratable in one-third annual installments and are settled in shares. Stock options provide the right to buy New Senior stock in the future at a price equal to the stock’s closing value on the date of the option grant, which is the stock option exercise price. Stock options have a 10-year term and vest one-third per year over the three-year vesting period.

Cash-Based Transition Awards

Mr. Patel received a cash transition award on January 1, 2019, which had a one-year vesting period.

Total Transition Awards Granted

A summary of all equity-based and cash-based awards granted to the NEOs at the time of the Internalization on January 1, 2019 is set forth in the table below.

Named Executive Officer	Cash Award	RSAs(1)	Stock Options(1)

Susan L. Givens	$—	$2,000,000	$1,000,000

Bhairav Patel	$50,000	$333,353	$166,650
David Smith(2)	$—	$666,703	$333,300

(1)

The values in this table reflect target amounts approved by the Board of Directors and set forth in the Executive Agreements signed prior to the Internalization; the values reported in the Summary Compensation Table and the Grants of Plan-Based Awards tables present the grant date fair value.

(2)	All of Mr. Smith’s outstanding equity awards were forfeited and cancelled without any payment as a result of his resignation effective as of September 30, 2019.

STARTING GRANT FOR NEW EMPLOYEE

In connection with the commencement of her employment in 2019, Ms. Marino was awarded an initial equity grant of $600,000, comprised of $400,000 in time-based RSAs and $200,000 in stock options, as an inducement to join New Senior and to partly offset forfeited equity from her previous employer.

CEO 2019 Compensation Summary

As shown below, the value of Ms. Givens’ target 2019 compensation was significantly less than the compensation disclosed and required to be reported in the Summary Compensation Table for 2019.

The amounts in the Summary Compensation Table reflect SEC methodology. This methodology requires the disclosure of all equity grants made during the most recently completed fiscal year, including one-time, non-recurring awards, which may skew compensation and are not included in our regular compensation program.

The difference between the two figures is largely due to the Summary Compensation Table including the grant of a one-time award in connection with the Internalization, as well as the timing of the regular 2019 equity award grant post-Internalization, both of which will not be recurring in 2020. As the Summary Compensation Table does not reflect our standardized compensation program and incorporates these one-time issues, we have compiled the illustration below for additional context and as an enhanced depiction of our CEO’s 2019 pay.

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COMPENSATION DISCUSSION AND ANALYSIS

2019 Pay As Reported in Summary Compensation Table(1)

Name & Position	Salary	Actual Bonus Paid	Stock Awards	Option Awards	All Other Compensation	Total
Susan L. Givens Chief Executive Officer & President	$750,000	$1,821,429	$7,739,087	$1,000,000	$8,592	$11,319,108

(1)

The values reported in the Summary Compensation Table for stock awards and option awards present the fair value of such awards on the date of grant. These values are not necessarily indicative of the value that can be realized over the applicable three-year performance measurement and vesting period. The value shown in the “Stock Awards” column for PSUs granted to Ms. Givens in 2019 is based upon a projected future value of $13.30 per share of New Senior stock, as determined by a Monte Carlo valuation based on the grant date. The Monte Carlo simulation was performed by an independent valuation consultant and requires the use of highly subjective assumptions.

2019 Pay As Adjusted(1)

Name & Position	Salary	Actual Bonus Paid	Stock Awards	Option Awards	All Other Compensation	Total
Susan L. Givens Chief Executive Officer & President	$750,000	$1,821,429	$2,000,000	N/A	$8,592	$4,580,021

(1)

The values shown above in the “Stock Awards” and “Option Awards” columns have been adjusted to exclude one-time equity transition awards granted to Ms. Givens in connection with the Internalization, and to reflect the regular 2019 equity award at its targeted award value set forth in Ms. Givens’ Executive Agreement based on the date of the Internalization.

Benefits and Perquisites

All of the NEOs are eligible to participate in the Company’s broad-based U.S. employee benefits program. The program includes the New Senior Retirement Savings Plan, which provides before-tax and after-tax savings features, group medical and dental coverage, group life insurance, group accidental death and dismemberment insurance and other benefit plans.

All of the NEOs participate in the New Senior Retirement Savings Plan, a tax-qualified savings plan, which allows employees to contribute to the plan on a before-tax basis or on an after-tax basis. The Company makes a core contribution of 3% of compensation (up to the IRS maximum allowed amount) to the plan for all eligible employees, including each of the NEOs.

The Company provides only those perquisites that it considers to be reasonable and consistent with competitive practices and all of its perquisites are broad-based and apply to all employees. In connection with its lease of its corporate headquarters, the Company was provided with several fully subsidized fitness memberships at the fitness center within the building, and these memberships, which do not have a specific cost to the Company, are allocated first to NEOs. The Company does not provide any tax gross-up for personal income taxes due on any perquisites.

Other Compensation and Benefits

EXECUTIVE AGREEMENTS

Each NEO has an employment agreement with the Company that governs the terms of their employment (collectively, the “Executive Agreements”). For Ms. Givens and Mr. Patel, the agreements have an effective date of January 1, 2019 and expire on December 31, 2021. For Ms. Marino, the agreement has an effective date of April 29, 2019 and expires on April 28, 2022. The agreements for Ms. Givens and Mr. Patel were attached as Exhibits 10.5 and 10.7 to the Annual Report on Form 10-K filed with the SEC on February 26, 2019. The agreement for Ms. Marino is attached as Exhibit 10.7 to the Annual Report on Form 10-K filed with the SEC on February 27, 2020.

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COMPENSATION DISCUSSION AND ANALYSIS

The post-termination and severance provisions of these agreements are discussed under the heading “Potential Post Employment Compensation” below.

Term.    The Executive Agreements for the NEOs other than Ms. Marino became effective as of the date of the Internalization on January 1, 2019. Ms. Marino’s Executive Agreement became effective on her starting date, April 29, 2019. The Executive Agreements provide for three-year terms, subject to automatic renewals of additional successive one-year periods. The Executive Agreements provide that each of the NEOs, each in their respective capacity as executive officers (collectively, the “Executive Officers,” and each, an “Executive Officer”), can voluntarily terminate his or her employment or service for any reason upon 30 days’ notice, or may resign for good reason. The Company may also terminate the Executive Agreements without cause. The terms “cause” and “good reason,” are discussed in “Potential Post Employment Compensation” below.

Compensation.    The Executive Agreements provide that Ms. Givens, Ms. Marino and Mr. Patel will receive an annual starting base salary of $750,000, $400,000 and $325,000, respectively, which is subject to adjustment by the Compensation Committee of the Board. Each Executive Agreement further states that each Executive Officer is eligible to receive an annual incentive bonus payable in cash, and annual grants of time- and performance-based equity awards, in each case as described elsewhere in this Compensation Discussion and Analysis. Each Executive Agreement provides that each Executive Officer is entitled to participate in the same manner as other similarly situated employees of the Company in all benefit programs that are generally made available to the Company’s employees, and to be reimbursed for reasonable and customary expenses related to his or her employment and entitled to paid time off in accordance with the Company’s policies.

Non-Competition, Non-Solicitation, Intellectual Property, Confidentiality and Non-Disparagement.    The Executive Agreements provide that during employment and for the one-year period following the termination of his or her employment with the Company for any reason, the respective Executive Officer will not solicit our employees, consultants or independent contractors, or our investors. In addition, during employment and for the one-year period following the termination of his or her employment with the Company for any reason, each Executive Officer may not compete with the Company. Each Executive Agreement also contains covenants relating to the treatment of confidential information and intellectual property matters.

Parachute Payments.    Each Executive Agreement provides that to the extent that any payments and benefits provided under the agreement and under any other agreement or arrangement between the Company and the Executive Officer would constitute a “parachute payment” (as defined in Section 280G of the Code), the amount of such payments shall be reduced to the extent necessary so that no portion thereof shall be subject to the excise tax imposed by Section 4999 of the Code but only if, by reason of such reduction, the net after-tax benefit received by the Executive Officer shall exceed the net after-tax benefit received by the Executive Officer if no such reduction was made.

Section 409A.    Each Executive Agreement provides that it is intended to comply with the requirements of Section 409A of the Code, to the extent applicable, and the Executive Agreement will be interpreted to avoid any penalty sanctions under Section 409A of the Code. Accordingly, each Executive Agreement provides that all of its provisions will be construed and interpreted to comply with Section 409A and, if necessary, any such provision shall be deemed amended to comply with Section 409A of the Code and regulations thereunder. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of the Code, then such benefit or payment shall be provided in full on the first business day after the earlier of (i) the date that is six (6) months following separation from service and (ii) the Executive Officer’s death. To the extent required in order to avoid accelerated taxation and/or tax penalties under Section 409A, an Executive Officer shall not be considered to have terminated employment with the Company, and no payment shall be due, until they would be considered to have incurred a “separation from service” from the Company within the meaning of Section 409A.

Any payments that are due within the “short-term deferral period” as defined in Section 409A shall not be treated as deferred compensation unless applicable law requires otherwise. Each amount to be paid or benefit to be provided to an Executive Officer pursuant to his or her Executive Agreement that constitutes deferred compensation subject to Section 409A shall be construed as a separate identified payment for purposes of Section 409A.

2020 Proxy Statement	41

COMPENSATION DISCUSSION AND ANALYSIS

POST-EMPLOYMENT COMPENSATION

Severance arrangements for NEOs are set forth in each NEOs Executive Agreement. The Company does not maintain a formal severance plan. The purpose of the severance arrangements in the Executive Agreements is to provide a period of transition for senior executives in the event of a termination or a change in control. These plans do not allow for the payment of tax gross-ups on severance pay or other benefits. These arrangements, including the potential post-employment payments that our NEOs would receive pursuant to these arrangements, are described in more detail elsewhere in this Compensation Discussion and Analysis under the heading “Potential Post-Employment Compensation.”

Policies

COMPENSATION RISK ASSESSMENT

In early 2020, the Compensation Committee reviewed the potential risks in the Company’s compensation program to ensure that the Company’s compensation program does not encourage excessive risk taking. After reviewing the analysis, the Compensation Committee concluded that any risks arising from our compensation program are not reasonably likely to have a material adverse effect on us. We believe our executive compensation program appropriately balances risk with maximizing long-term shareholder value.

The Compensation Committee believes that the following risk oversight and compensation design features assist in guarding against excessive risk taking:

•

Review and approval of corporate objectives by the Compensation Committee to ensure that these goals are aligned with the Company’s annual operating and strategic plans, achieve the proper risk/reward balance, and do not encourage excessive risk taking.

•	Base salaries consistent with each executive’s responsibilities so that they are not motivated to take excessive risks to achieve a reasonable level of financial security.

•	An emphasis on long-term compensation, which the Compensation Committee believes encourages strategies that correlate with the long-term interests of the Company.

•

A balanced long-term pay mix, including time-based and performance-based long-term incentive compensation, which provides multiple performance time frames and a variety of financial measures that are intended to drive profitable and sustained growth.

•

Balanced performance measures are used in the annual and long-term incentive programs, which were chosen to provide appropriate safeguards against maximization of a single performance goal at the expense of the overall health of our business. The incentive programs are not completely quantitative. Various individual and qualitative objectives are incorporated, and the Compensation Committee has the discretion to adjust earned bonuses based on the “quality” of the results as well as individual performance and behaviors.

•

Minimum required stock ownership guidelines for NEOs, with a value equal to a multiple of their base salary, as discussed in more detail below in “—Executive Stock Ownership Guidelines.” We believe this requirement aligns NEO interests with the interests of the Company’s shareholders and also discourages behavior that is focused only on the short-term.

•

A policy which covers all directors, officers and employees and prohibits speculating, hedging or pledging the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options. We also prohibit these persons from pledging Company securities as collateral for a loan.

•

A robust clawback policy which covers all NEOs and provides for recoupment of incentive compensation if the Company is required to materially restate its financial results, such restatement would have resulted in a reduction in the amount or value of senior executive’s incentive compensation, and such restatement is in whole or in part a result of such person’s knowing or intentional fraudulent or illegal conduct. At risk incentive compensation includes cash bonus awards, other incentives and all forms of equity-based compensation. The policy gives the Board broad discretion to take into account any factors that it considers appropriate in its review of whether to seek reimbursement or forfeiture of compensation.

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COMPENSATION DISCUSSION AND ANALYSIS

EXECUTIVE STOCK OWNERSHIP GUIDELINES

In 2019, the Compensation Committee adopted stock ownership guidelines for all of its executive officers, including the NEOs. Executive officers have five years in order to meet the guidelines. As of the date of this Proxy Statement, all NEOs either have met the guidelines, or are on track to meet the guidelines.

The guidelines specify expected stock ownership levels expressed as a multiple of base salary, as set forth in the table below. Only the following equity holdings count toward achieving these ownership levels: shares owned outright and restricted stock and RSUs (whether vested or unvested). Stock options and unvested PSUs, which may comprise a significant percentage of total compensation for the CEO and other NEOs, do not count towards the achievement of our executive stock ownership guidelines.

Until an executive has attained the ownership levels set forth in the guidelines, executives are prohibited from selling any restricted stock that vests and becomes unrestricted and are required to hold all shares acquired through the exercise of stock options (except to the extent necessary to meet tax and exercise price obligations). Both the guidelines, and compliance with the guidelines, are monitored periodically.

Chief Executive Officer	5 x Annual Base Salary

Chief Financial Officer	3 x Annual Base Salary
All Other Executive Vice Presidents	2 x Annual Base Salary

The stock ownership guidelines, as well as the Company’s insider trading policy, both prohibit hedging and speculative trading in and out of the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options.

CONSIDERATIONS OF TAX AND ACCOUNTING IMPACTS

The Compensation Committee has considered the anticipated tax treatment to New Senior regarding the compensation and benefits paid to the NEOs under Section 162(m) of the Internal Revenue Code of 1986 (the “Code”). In general, Section 162(m) places a limit of $1,000,000 on the amount of compensation that may be deducted annually by New Senior with respect to certain “covered employees,” which generally includes all of its NEOs. The Compensation Committee has sought to maintain flexibility in compensating executives, and, as a result, New Senior has not adopted a policy requiring that all compensation be deductible, including compensation intended to qualify as “performance-based” compensation and take advantage of the exemption from Section 162(m)’s deduction limits.

Because New Senior operates in such a manner that it will qualify as a REIT under the Code, and therefore is not subject to federal income taxes to the extent New Senior distributes at least 90% of its REIT taxable income, the payment of compensation that does not satisfy the requirements of Section 162(m) will not generally affect our net income, although to the extent that compensation does not qualify for deduction under Section 162(m), a larger portion of shareholder distributions may be subject to federal income taxation as dividend income rather than return of capital. We do not believe that Section 162(m) will materially affect the taxability of shareholder distributions, although no assurance can be given in this regard due to the variety of factors that affect the tax position of each shareholder. For these reasons, Section 162(m) does not directly govern the Committee’s compensation policy and practices.

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COMPENSATION TABLES

2019 Summary Compensation Table

The following table contains information about the compensation paid to or earned by each of our Named Executive Officers in respect of applicable fiscal year.

Name and Principal Position	Year (1)	Salary	Bonus (2)	Stock Awards (3)	Option Awards (4)	All Other Compensation (5)	Total

Susan L. Givens, Chief Executive Officer and President	2019	$750,000	$1,821,429	$7,739,087	$1,000,000	$8,592	$11,319,108

Bhairav Patel, Executive Vice President of Finance and Accounting	2019	$325,000	$525,893	$1,076,637	$166,650	$8,301	$2,102,481
	2018	$200,000	$675,000	$0	$0	$8,790	$883,790
	2017	$200,000	$675,000	$0	$0	$8,490	$883,490

Lori B. Marino Executive Vice President, General Counsel and Corporate Secretary(6)	2019	$269,697	$392,857	$1,062,037	$200,000	$6,128	$1,930,719
David Smith, Former Executive Vice President, Chief Financial Officer(7)	2019	$262,500	$0	$1,467,163	$333,300	$6,233	$2,069,196

(1)

While Ms. Givens served as our Chief Executive Officer during 2017 and 2018, our Former Manager was not able to segregate and identify any portion of the compensation that she earned in respect of 2017 or 2018 as relating solely to services performed for us, and therefore this Summary Compensation Table does not include any compensation information for Ms. Givens with respect to those years.

(2)

The amounts reported in this column for 2019 represent the actual cash bonus paid to the individual with respect to 2019 under the Company’s AIP, together with a $50,000 transition bonus payment paid to Mr. Patel in early 2020 as set forth in his Executive Agreement with the Company.

(3)

The amounts reported in this column constitute the aggregate grant date fair value of each RSA, RSU and PSU award granted in 2019 calculated in accordance with FASB ASC Topic 718. The amount included with respect to equity awards that are subject to performance conditions reflects the value at the grant date based on the probable outcome of such performance conditions. For a summary of the assumptions made in the valuation of these awards, please see Note 15 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. For additional information, refer to the “Grants of Plan-Based Awards Table,” below, as well as the discussions above under the headings “—2019 Long-Term Incentive Compensation” and “—2019 CEO Compensation Summary.”

(4)

The amounts reported in this column constitute the aggregate grant date fair value of each stock option award granted in 2019 calculated in accordance with FASB ASC Topic 718. For a summary of the assumptions made in the valuation of these awards, please see Note 15 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019.

(5)

The amounts reported in this column for 2019 include the following contributions to the New Senior Retirement Savings Plan: Ms. Givens, $8,400, Mr. Patel, $8,125, Ms. Marino, $6,000 and Mr. Smith, $6,125. The amounts reported in this column for 2019 also include the following company-paid premiums on life insurance: Ms. Givens, $192, Mr. Patel, $176, Ms. Marino, $128 and Mr. Smith, $108.

(6)	Ms. Marino commenced employment on April 29, 2019 and therefore her base salary as reflected in the table represents amounts paid with respect to the period beginning on April 29, 2019.
(7)

Mr. Smith resigned from employment effective as of September 30, 2019 and therefore his base salary as reflected in the table represents amounts paid through September 30, 2019. Mr. Smith did not receive any severance payments or benefits as a result of his resignation and all of his outstanding equity awards were forfeited and cancelled without any payment effective as of September 30, 2019.

44	2020 Proxy Statement

COMPENSATION TABLES

Grants of Plan-Based Awards for 2019

The following table sets forth information concerning each grant of an award made to our named executive officers in 2019.

			Estimated Future Payouts Under Equity Incentive Plan Awards			All Other Stock Awards: Number of Shares of Stock or Units (#)	All Other Option Awards: Number of Securities Underlying Options (#)
Name	Grant Date		Threshold (#)	Target (#)	Maximum (#)			Exercise or Base Price of Option Awards ($/Sh)	Grant Date Fair Value of Stock and Option Awards(1)

Susan L. Givens	1/1/19	(2)	—	—	—	—	2,000,000	$4.12	$1,000,000

	1/1/19	(3)	—	—	—	485,437	—	—	$2,000,000

	7/31/19	(4)	—	—	—	121,360	—	—	$896,850

	7/31/19	(5)	182,039	364,078	728,156	—	—	—	$4,842,237

Bhairav Patel	1/1/19	(2)	—	—	—	—	333,300	$4.12	$166,650

	1/1/19	(3)	—	—	—	80,911	—	—	$333,353

	7/31/19	(4)	—	—	—	19,721	—	—	$145,738

	7/31/19	(5)	29,582	59,163	88,745	—	—	—	$597,546

Lori B. Marino	5/10/19	(6)	—	—	—	—	312,500	$6.32	$200,000

	5/10/19	(7)	—	—	—	63,291	—	—	$399,999

	7/31/19	(4)	—	—	—	17,826	—	—	$129,417

	7/31/19	(5)	26,738	53,476	80,214	—	—	—	$532,621

David Smith(8)	1/1/19	(2)	—	—	—	—	666,600	$4.12	$333,300

	1/1/19	(3)	—	—	—	161,821	—	—	$666,703

	7/31/19	(4)	—	—	—	21,238	—	—	$156,949
	7/31/19	(5)	31,857	63,714	95,571	—	—	—	$643,511

(1)

The amounts reported in this column reflect the grant date fair value of each award calculated in accordance with FASB ASC Topic 718. The values reported in this column for RSAs and RSUs were determined using our common stock price on the date of each grant. The values reported in this column for PSUs represent the fair value of such awards on the date of the grant based on the probable outcome of such performance conditions. However, this amount is not necessarily indicative of the value that can be realized over the applicable performance measurement and vesting period. The values reported in this column for PSUs are based on projected future value per share of our common stock, as determined by a Monte Carlo valuation based on the grant date. The Monte Carlo simulation was performed by an independent valuation consultant and requires the use of highly subjective assumptions.

(2)

Represents transition awards in the form of stock options provided to Ms. Givens and Messrs. Smith and Patel pursuant to their Executive Agreements, which vest in three equal annual installments starting on January 1, 2020, subject to their continued employment with the Company through such dates.

(3)

Represents transition awards in the form of restricted stock provided to Ms. Givens and Messrs. Smith and Patel pursuant to their Executive Agreements, which vest in three equal annual installments starting on January 1, 2020, subject to their continued employment with the Company through such dates. Upon vesting, the grantees will receive payment of any accrued dividends with respect to such shares.

(4)

Represents grants of RSUs to Ms. Givens and Messrs. Smith and Patel which vest in three equal annual installments starting on January 1, 2020, subject to their continued employment with the Company through such dates. Represents grants of RSUs to Ms. Marino which vest in three equal annual installments starting on May 10, 2020, subject to her continued employment with the Company through such dates. Upon vesting, the NEOs will receive payment of any accrued dividends with respect to the shares underlying the vested RSUs.

(5)

Represents grants of PSUs to each of our named executive officers which vest on December 31, 2021, subject to the achievement of the applicable performance criteria during the three-year performance period commencing on January 1, 2019 and ending on such date and their continued employment with the Company through such date. The number of shares of common stock, if any, each named executive officer will receive upon settlement of the award if the applicable performance criteria are achieved will be equal to the target number of PSUs multiplied by a vesting percentage (between 50% and 200% for Ms. Givens and between 50% and 150% for each of our other named executive officers) determined by application of the vesting matrix set forth in the award agreements. The vesting percentage is determined based on the percentile rank of the Company’s total shareholder return against the peer group identified in the award agreements, subject to a downward modifier if the Company’s absolute total shareholder return is negative. If performance is below the minimum threshold, the award payout will be zero. Upon vesting, each named executive officer will receive payment of any accrued dividends with respect to the shares underlying the vested PSUs.

(6)

Represents a starting grant award in the form of stock options provided to Ms. Marino pursuant to her Executive Agreement, which vests in three equal annual installments starting on May 10, 2020, subject to her continued employment with the Company through such dates.

2020 Proxy Statement	45

COMPENSATION TABLES

(7)

Represents a starting grant awards in the form of restricted stock provided to Ms. Marino pursuant to her Executive Agreement, which vests in three equal annual installments starting on May 10, 2020, subject to her continued employment with the Company through such dates. Upon vesting, the grantee will receive payment of any accrued dividends with respect to such shares.

(8)	All of Mr. Smith’s outstanding equity awards were forfeited and cancelled without any payment as a result of his resignation effective as of September 30, 2019.

Outstanding Equity Awards at 2019 Fiscal Year-End

		Option Awards					Stock Awards

Name	Grant Date	Number of Securities Underlying Unexercised Options Exercisable (#)	Number of Securities Underlying Unexercised Options Unexercisable(1) (#)	Equity Incentive Plan Award: Number of Securities Underlying Unexercised Unearned Options (#)	Option Exercise Price ($)	Option Expiration Date	Number of Shares or Units of Stock That Have Not Vested(2) (#)	Market Value of Shares or Units of Stock That Have Not Vested(3) ($)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (#)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(3) ($)

Susan L. Givens	1/1/2019	—	2,000,000	—	$4.12	1/1/2029	485,437	$3,713,593	—	—

	7/31/2019	—	—	—	—	—	121,360	$928,404	728,156	$5,570,393

Bhairav Patel	1/1/2019	—	333,300	—	$4.12	1/1/2029	80,911	$618,969	—	—

	7/31/2019	—	—	—	—	—	19,721	$150,866	88,745	$678,895

Lori B. Marino	5/10/2019	—	312,500	—	$6.32	5/10/2029	63,291	$484,176	—	—

	7/31/2019	—	—	—	—	—	17,826	$136,369	80,214	$613,637

David Smith(4)	1/1/2019	—	666,600	—	$4.12	1/1/2029	161,821	$1,237,931	—	—
	7/31/2019	—	—	—	—	—	21,238	$162,471	95,571	$731,118

(1)

Stock options vest over three years in equal annual installments on the anniversary dates of the grant date, generally subject to the individual’s continued employment with the Company through such dates.

(2)

RSAs and RSUs vest over three years in equal annual installments on the anniversary dates of the grant date, generally subject to the individual’s continued employment with the Company through such dates. PSUs vest upon the completion of a three-year performance period beginning January 1 of the grant year, generally subject to the individual’s continued employment with the Company through such dates. The PSUs granted on July 31, 2019 are shown assuming payout at the maximum amounts based on the actual TSR results for 2019.

(3)	Reflects the Company’s closing stock price of $7.65 on December 31, 2019.
(4)

All of Mr. Smith’s outstanding equity awards were forfeited and cancelled without any payment as a result of his resignation effective as of September 30, 2019 and he did not hold any shares as of the 2019 fiscal year-end.

Potential Post-Employment Compensation

In this section, we describe payments that may be made to our Named Executive Officers (“NEOs”) upon several events of termination, assuming the termination event occurred on December 31, 2019.

Susan L. Givens

Ms. Givens’ Executive Agreement provides that if Ms. Givens’ employment is terminated by the Company without “cause” (including non-renewal of the Executive Agreement by the Company) or by Ms. Givens for “good reason” (each, a “Qualifying Termination”) other than on or within one year following a change in control and Ms. Givens executes a release of claims in favor of the Company, then Ms. Givens will be entitled to receive the following payments and benefits: (i) a lump sum payment equal to two times the sum of her base salary and target bonus, (ii) a prorated portion of her target bonus for the year of termination (the “Prorated Bonus”) and (iii) a lump sum payment equal to the cost of 18 months of health, prescription drug, dental and vision coverage premiums less the portion of such premiums payable by active employees of the Company (“Health and Welfare Premiums”). If a Qualifying Termination occurs on or within one year after a change in control, then Ms. Givens will be entitled to receive: (i) a lump sum payment equal to three times the sum of her base salary and target bonus, (ii) the Prorated Bonus and (iii) a lump sum payment equal to the cost of 18 months of Health and Welfare Premiums.

46	2020 Proxy Statement

COMPENSATION TABLES

The Executive Agreement also provides that Ms. Givens will be subject to certain non-competition and non-solicitation restrictions for 12 months following the termination of her employment by the Company for “cause” or by Ms. Givens without “good reason,” and for 18 months following a Qualifying Termination.

Bhairav Patel

Mr. Patel’s Executive Agreement provides that if a Qualifying Termination occurs other than on or within one year following a change in control and Mr. Patel executes a release of claims in favor of the Company, then Mr. Patel will be entitled to receive the following payments and benefits: (i) a lump sum payment equal to the sum of his base salary and target bonus (and if such termination occurred prior to January 1, 2020, Mr. Patel’s cash transition bonus), (ii) the Prorated Bonus, (iii) a lump sum payment equal to the cost of 12 months of Health and Welfare Premiums and (iv) to the extent not yet paid, Mr. Patel’s cash transition bonus. In addition, if such termination occurs on or after the end of a given year but before the date that annual bonuses in respect of such year are paid, then Mr. Patel will receive the annual bonus he would have received if he had remained employed through the payment date (the “Prior Year Bonus”). If a Qualifying Termination occurs on or within one year after a change in control, then Mr. Patel will be entitled to receive: (i) a lump sum payment equal to two times the sum of his base salary and target bonus (and if such termination occurs prior to January 1, 2020, Mr. Patel’s cash transition bonus), (ii) the Prorated Bonus, (iii) a lump sum payment equal to the cost of 18 months of Health and Welfare Premiums, (iv) to the extent not yet paid, Mr. Patel’s cash transition bonus and (v) the Prior Year Bonus.

Mr. Patel’s Executive Agreement provides that if Mr. Patel’s employment terminates due to death or “disability,” Mr. Patel will be entitled to receive (i) to the extent not yet paid, Mr. Patel’s cash transition bonus and (ii) the Prior Year Bonus.

The Executive Agreement also provides that Mr. Patel will be subject to certain non-competition and non-solicitation restrictions for 12 months following the termination of his employment for any reason.

Lori B. Marino

Ms. Marino’s Executive Agreement provides that if a Qualifying Termination occurs other than on or within one year following a change in control and Ms. Marino executes a release of claims in favor of the Company, then Ms. Marino will be entitled to receive the following payments and benefits: (i) a lump sum payment equal to the sum of her base salary and target bonus, (ii) the Prorated Bonus and (iii) a lump sum payment equal to the cost of 12 months of Health and Welfare Premiums. In addition, if such termination occurs on or after the end of a given year but before the date that annual bonuses in respect of such year are paid, then Ms. Marino will receive the Prior Year Bonus. If a Qualifying Termination occurs on or within one year after a change in control, then Ms. Marino will be entitled to receive: (i) a lump sum payment equal to two times the sum of her base salary and target bonus, (ii) the Prorated Bonus, (iii) a lump sum payment equal to the cost of 18 months of Health and Welfare Premiums and (iv) the Prior Year Bonus.

Ms. Marino’s Executive Agreement provides that if Ms. Marino’s employment terminates due to death or “disability,” Ms. Marino will be entitled to receive the Prior Year Bonus.

The Executive Agreement also provides that Ms. Marino will be subject to certain non-competition and non-solicitation restrictions for 12 months following the termination of her employment for any reason.

Treatment of Equity Awards

Restricted stock awards and unvested options held by the NEOs will become fully vested upon a Qualifying Termination at any time, provided that such vesting will be subject to the NEO’s compliance with the restrictive covenants contained in the applicable Executive Agreement and the NEO’s execution without revocation of a release of claims.

Upon a Qualifying Termination prior to a change in control, (i) the portion of unvested RSUs held by the NEOs that is scheduled to vest on the next vesting date after the date of termination will fully vest upon such termination and (ii) outstanding PSUs held by the NEOs will vest based on actual achievement of applicable performance criteria as of the date of termination, prorated based on the period of time that has elapsed during the applicable performance period, provided that, in each case, such vesting will be subject to the NEO’s compliance with the restrictive covenants contained in the applicable Executive Agreement and the NEO’s execution without revocation of a release of claims.

2020 Proxy Statement	47

COMPENSATION TABLES

Upon a change in control, a number of PSUs equal to the greater of (i) the number of PSUs that would vest based on target level of achievement and (ii) the number of PSUs that would vest based on the actual level of achievement of applicable performance criteria as of the date of the change in control (in each case, without any proration), will convert into RSUs that will vest based solely on the NEO’s continued employment with the Company through the applicable vesting date. All unvested RSUs (including PSUs that convert into RSUs upon a change in control) held by the NEOs will fully vest upon a Qualifying Termination at any time upon or following a change in control.

Upon a termination of employment due to death or “disability,” all outstanding equity awards held by the NEOs will fully vest upon such termination of employment, provided that any outstanding PSUs will vest at target achievement level.

The following table sets forth information on the potential payments to our applicable NEOs upon certain qualifying terminations of employment, assuming such termination occurred on December 31, 2019.

	Resignation or Termination for Cause	Death or Disability	Termination Not For Cause or With Good Reason	Termination Not For Cause or With Good Reason After Change of Control

Susan L. Givens

Cash Severance	$—	$—	$1,500,000	$2,250,000

AIP(1)	—	—	3,375,000	4,500,000

Cost of Benefits Continuation(2)	—	—	26,830	26,830

Unvested Equity Awards(3)	—	14,487,194	12,939,859	17,272,390

Bhairav Patel

Cash Severance	$—	$50,000	$375,000	$750,000

AIP(1)	—	—	650,000	975,000

Cost of Benefits Continuation(2)	—	—	17,887	26,830

Unvested Equity Awards(3)	—	2,398,981	2,072,105	2,625,279

Lori B. Marino

Cash Severance	$—	$—	$400,000	$800,000

AIP(1)	—	—	600,000	900,000

Cost of Benefits Continuation(2)	—	—	17,887	26,830
Unvested Equity Awards(3)	—	1,445,261	1,149,803	1,649,807

(1)	AIP assumes the Prorated Bonus described above is paid at 100% of target amount.
(2)	Represents the payments related to Health and Welfare Premiums described above.
(3)

Unvested equity awards reflect the market value of stock and in the money value of stock options based on the Company’s December 31, 2019 closing stock price of $7.65. Termination provisions are set forth in the specific award agreements. Amounts shown in the event of a termination not for cause or with good reason after a change of control assume payouts for the 2019 PSUs at maximum, which represents the actual level of achievement of the applicable performance criteria as of December 31, 2019.

48	2020 Proxy Statement

COMPENSATION TABLES

Mr. Smith resigned from employment effective as of September 30, 2019 and did not receive any severance payments or benefits as a result of his resignation and all of his outstanding equity awards were forfeited and cancelled without any payment effective as of September 30, 2019.

CEO Pay Ratio for 2019

As required by Section 953(b) of the Dodd-Frank Wall Street Reform and Consumer Protection Act, and Item 402(u) of Regulation S-K, we determined that the 2019 total compensation of our Chief Executive Officer was $11,319,108, as shown in the Summary Compensation Table above (the “CEO Compensation”), and the total compensation of our median employee in 2019, calculated in the same manner, was $203,426. This results in a ratio of annual total Chief Executive Officer compensation to annual total median employee compensation of approximately 56 to 1.

We identified the median employee using the W-2 compensation for 2019 of our employees, excluding our Chief Executive Officer, who were employed by us on December 31, 2019, the last day of our payroll year (whether employed on a full-time, part-time, seasonal or temporary basis). After identifying the median employee, we calculated annual total compensation for such employee using the same methodology we use for our CEO Compensation.

2020 Proxy Statement	49

COMPENSATION COMMITTEE REPORT

The Compensation Committee has reviewed and discussed the 2019 Compensation Discussion and Analysis required by Item 402(b) of Regulation S-K with the Company’s management. In performing its governance function, with regard to the Compensation Discussion and Analysis, the Compensation Committee relied on statements and information prepared by the Company’s management. It also relied on information provided by FPL.

Based on this review and their discussions, the Compensation Committee has recommended to the Board of Directors that the 2019 Compensation Discussion and Analysis be included in the Proxy Statement for the 2020 Annual Meeting of Shareholders to be filed with the SEC.

This report is furnished by the members of the Compensation Committee.

Michael D. Malone (Chair)	Stuart A. McFarland
Cassia van der Hoof Holstein	Robert F. Savage

50	2020 Proxy Statement

2019 NON-MANAGEMENT DIRECTOR COMPENSATION

Compensation of Directors

Under our previous director compensation program, which was effective through June 11, 2019, the annual retainer payable to each non-employee member of the Board was $150,000. In addition, under the prior program we paid an annual fee to the chair of the Audit Committee of $10,000. Under our prior program, fees to independent directors could be made by issuance of common stock, based on the value of such common stock at the date of issuance, rather than in cash, provided that any such issuance did not prevent such director from being determined to be independent and such shares were granted pursuant to a shareholder-approved plan or the issuance was otherwise exempt from NYSE listing requirements.

With the assistance of the compensation consultant, the Board reviewed the director compensation program in 2019 and adopted a new director compensation program, effective as of June 12, 2019, under which a significant portion of the $150,000 annual retainer is now payable in RSUs instead of in cash, as set forth below.

Additional compensation for non-employee directors who are chairpersons of each of the committees of the Board, and the non-Executive Chairman of the Board, is as follows:

Chair Annual Retainer

Chairman of the Board	$25,000

Audit Committee	$15,000

Compensation Committee	$10,000

Nominating and Corporate Governance Committee	$10,000
Investment Committee	N/A

The RSUs granted to our non-employee directors in 2019 are subject to vesting on the business day immediately prior to the first regularly scheduled annual meeting of our shareholders occurring after the date of grant of the RSUs, subject to the director’s continued service through the vesting date. The cash amounts payable to our non-employee directors are paid semi-annually in arrears on June 15 and December 15 of each year.

Ms. Givens is not separately compensated by us for her service as a member of the Board. All members of the Board are reimbursed for reasonable costs and expenses incurred in attending meetings of our Board.

2020 Proxy Statement	51

2019 NON-MANAGEMENT DIRECTOR COMPENSATION

DIRECTOR COMPENSATION TABLE FOR 2019

Name	Fees Earned or Paid in Cash(1)	Stock Awards(2) (3)	Total

Virgis W. Colbert	$94,722	$100,000	$194,722

J. Justin Hutchens(4)	$27,639	$100,004	$127,643

Michael D. Malone	$100,250	$100,000	$200,250

Stuart A. McFarland	$107,486	$100,000	$207,486

David H. Milner	$100,250	$100,000	$200,250

Robert F. Savage	$108,542	$100,000	$208,542
Cassia van der Hoof Holstein	$94,722	$100,000	$194,722

(1)

Represents all fees earned in cash under our previous director compensation program during the period beginning on January 1, 2019 and ending on June 11, 2019, and all fees earned in cash under our new director compensation program for the period beginning on June 12, 2019 and ending on December 31, 2019.

(2)

The amounts reported in this column constitute the aggregate grant date fair value of each RSU award granted in 2019 calculated in accordance with FASB ASC Topic 718. For a summary of the assumptions made in the valuation of these awards, please see Note 15 to our Consolidated Financial Statements included in our Annual Report on Form 10-K for the year ended December 31, 2019. As of December 31, 2019, each non-employee director, other than Mr. Hutchens, held RSUs relating to 15,456 shares of our common stock and Mr. Hutchens held RSUs relating to 14,389 shares of our common stock.

(3)	As of December 31, 2019, each of our non-employee directors, other than Mr. Hutchens, held 5,000 fully vested options to acquire shares of our common stock.
(4)

Mr. Hutchens joined the board of directors on June 19, 2019, however, his cash fees as reflected in the table represent amounts paid with respect to the period beginning on June 12, 2019, which is the effective date of the new director compensation program. Mr. Hutchens resigned from the Board on February 24, 2020 to avoid a potential conflict of interest in connection with his acceptance of a new executive opportunity.

Non-Management Director Stock Ownership Guidelines

New Senior’s stock ownership guidelines currently provide for non-management directors to achieve stock ownership levels of four times the annual base cash retainer amount within five years of joining the Board. Non-management directors receive a portion of their retainer in RSUs, which are paid in shares when the RSUs vest. Non-management directors are required to hold such shares until their total share ownership meets or exceeds the ownership guidelines. Both the guidelines, and compliance with the guidelines, are monitored periodically. All non-management directors with at least one full year of service on the Board of Directors own stock in the Company. Directors are also subject to the Company’s policy prohibiting hedging and speculative trading in the Company’s securities, including short sales and leverage transactions, such as puts, calls, and listed and unlisted options.

Indemnification and Insurance

As permitted by its Bylaws, New Senior indemnifies its directors to the fullest extent permitted by law and maintains insurance to protect the directors from liabilities, including certain instances where New Senior could not otherwise indemnify them.

52	2020 Proxy Statement

PROPOSAL NO. 5    APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION AND BYLAWS TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS

OVERVIEW

Currently, Article FIFTH of the Company’s Certificate of Incorporation and Article III of the Company’s Bylaws provide that the Board of Directors shall be divided into three classes, with each class consisting, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board, and one class of directors being elected each year for a three-year term.

PROPOSED DECLASSIFICATION AMENDMENTS

The Board and its Nominating and Corporate Governance Committee, in their ongoing review of corporate governance matters, have considered the advantages and disadvantages of declassification as well as advice from outside experts and advisors regarding matters of corporate governance. The Board and the Nominating and Corporate Governance Committee recognize that a classified board provides stability and continuity and may have the effect of encouraging directors to take a long-term perspective. The Board and the Nominating and Corporate Governance Committee also recognize, however, that a classified structure may reduce directors’ accountability to shareholders, since the classified board structure does not enable shareholders to express a view on each director’s performance on an annual basis. The Board and the Nominating and Corporate Governance Committee also considered the view that many institutional investors believe that the election of directors is the primary means for shareholders to influence corporate governance and to hold management responsible for implementing those policies, and that a majority of large U.S. public companies with classified boards have eliminated these structures in recent years in favor of annual director elections.

The Board previously recommended that our shareholders adopt a declassification proposal at the 2019 Annual Meeting of Shareholders. This proposal was approved by an overwhelming number of shareholders who voted at the annual meeting (99.5% of votes cast), but failed to receive the required 80% of the voting power of our issued and outstanding shares of common stock (68.5% support received) due to the high number of broker non-votes.

The Board continues to believe that declassification would be advisable and in the best interests of shareholders and, based upon the results of this proposal at the 2019 Annual Meeting, that declassification is broadly supported by our shareholders. Accordingly, upon the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously approved and declared advisable the amendments to the Certificate of Incorporation and Bylaws to provide for a phased-in declassification of the Board (collectively, the “Declassification Amendments”). The Board is submitting the Declassification Amendments to the shareholders of the Company for their approval at the Annual Meeting. The full text of the proposed Declassification Amendments is set forth in Appendix A to this Proxy Statement.

The proposed Declassification Amendments would eliminate the classification of the board over a three-year period beginning at the 2021 annual meeting of shareholders. If the Declassification Amendments are adopted by shareholders, at each annual meeting of shareholders beginning with the 2021 annual meeting, each director whose term then expires will be elected for a one-year term expiring at the next annual meeting of shareholders and until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal. The Declassification Amendments will not change the terms of the current directors whose terms will not expire at the 2021 annual meeting. Those directors will continue to serve the remainder of the three-year terms for which they were elected, with such directors serving terms expiring at the 2022 and 2023 annual meetings, as applicable. The Board will be fully declassified, and all directors will be elected for a one-year term, at the 2023 annual meeting of shareholders. Until the 2023 annual meeting of shareholders, any director elected to fill a vacancy resulting from the death, resignation or removal of any director shall hold office for a term that coincides with the remaining term of the director he or she shall have replaced. In addition, under Delaware law, unless otherwise provided by the certificate of incorporation, members of a board that is classified may be removed only for cause. The Declassification Amendments would provide that once the Board is fully declassified as of the 2023 annual meeting of shareholders, directors may be removed with or without cause.

The Board of Directors believes that declassifying the Board to provide for annual elections of directors, as set forth in the proposed Declassification Amendments, is advisable and in the best interests of the Company and its shareholders. If the

2020 Proxy Statement	53

PROPOSAL NO. 5 APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION AND BYLAWS TO PROVIDE FOR THE ANNUAL ELECTION OF ALL DIRECTORS

Declassification Amendments are approved by our shareholders, the Board would become fully declassified by, and all directors would be elected for one-year terms at, the 2023 annual meeting of shareholders. The proposed amendments to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which the Company would file promptly following the Annual Meeting if our shareholders approve the amendments. The proposed amendments to the Bylaws would become effective upon the effectiveness of the filing of the Certificate of Incorporation.

If the Declassification Amendments are not approved by our shareholders, such amendments will not be implemented and our Certificate of Incorporation and Bylaws will continue in their current forms (subject to potential amendments addressed by Proposal No. 6 and Proposal No. 7) and the Board’s current classified structure will remain in place.

REQUIRED VOTE AND RECOMMENDATION OF THE BOARD OF DIRECTORS

Approval and adoption of this Proposal requires the affirmative vote of at least 80% of the voting power of our issued and outstanding shares entitled to vote thereon. Any abstentions or broker non-votes will have the same effect as votes AGAINST this Proposal.

The Board of Directors unanimously recommends that the shareholders vote FOR this Proposal to amend our Certificate of Incorporation and Bylaws to provide for the phased-in declassification of the Board.

54	2020 Proxy Statement

PROPOSAL NO. 6    APPROVAL OF AMENDMENT TO OUR BYLAWS TO IMPLEMENT MAJORITY VOTING IN UNCONTESTED DIRECTOR ELECTIONS

OVERVIEW

Section 3.2 of the Company’s Bylaws provides that directors are elected by a plurality of the votes of the shares present in person or represented by proxy and entitled to vote on the election of directors. Under this “plurality voting” standard, the nominees who receive the largest number of affirmative votes are elected to the Board of Directors, up to the maximum number of directors to be elected. Under a majority voting standard in uncontested director elections, in order to be elected, a majority of the votes cast must be in favor of the nominee’s election.

PROPOSED BYLAW AMENDMENT

In recent years, many companies have eliminated plurality voting in uncontested elections and adopted “majority voting” bylaws that provide shareholders with more influence over the outcome of uncontested director elections. At the 2018 Annual Meeting of Shareholders, our shareholders overwhelmingly approved a shareholder proposal requesting that the Board of Directors initiate the process to adopt a majority voting standard in uncontested director elections. After careful consideration of the 2018 shareholder vote and this issue, the Board of Directors decided to further strengthen the Company’s approach to governance and, upon the recommendation of the Nominating and Corporate Governance Committee, unanimously approved, subject to shareholder approval, an amendment to the Company’s Bylaws to implement a majority voting standard in uncontested elections (the “Majority Voting Amendment”) at the 2019 Annual Meeting of Shareholders. This proposal was approved by an overwhelming number of shareholders who voted at the annual meeting (98.6% of votes cast), but failed to receive the required 80% of the voting power of our issued and outstanding shares of common stock (67.9% support received) due to the high number of broker non-votes.

The Majority Voting Amendment would change the voting standard applicable to the election of directors in uncontested elections from a plurality of the votes cast to a majority of the votes cast. In contested elections, directors will continue to be elected by a plurality of the votes cast. The full text of the proposed Majority Voting Amendment is set forth in Appendix C to this Proxy Statement. The Board of Directors continues to believe that the proposed Majority Voting Amendment providing for majority voting in uncontested director elections is in the best interests of the Company and its shareholders, and that a majority voting standard in uncontested elections is broadly supported by our shareholders. If this proposal is approved, majority voting in director elections will commence at the 2021 Annual Meeting of Shareholders.

If the Majority Voting Amendment is not approved by our shareholders, our Board will not have the authority under the terms of the current Bylaws to implement the Majority Voting Amendment and our plurality voting standard for uncontested elections will continue in place. However, as discussed above under “Corporate Governance Guidelines,” beginning at the 2020 Annual Meeting a director who fails to receive a majority of votes cast will be required to submit his or her resignation for the consideration of the Nominating and Corporate Governance Committee.

REQUIRED VOTE AND RECOMMENDATION OF THE BOARD OF DIRECTORS

Approval and adoption of this proposal requires the affirmative vote of at least 80% of the voting power of our issued and outstanding shares entitled to vote thereon. Any abstentions or broker non-votes will have the same effect as votes AGAINST this Proposal.

The Board of Directors unanimously recommends that the shareholders vote FOR this Proposal to amend our Bylaws to implement majority voting in uncontested director elections.

2020 Proxy Statement	55

PROPOSAL NO. 7    APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE CERTAIN SUPERMAJORITY VOTING PROVISIONS

OVERVIEW

Currently, the Company’s Certificate of Incorporation and Bylaws contain provisions that require a supermajority vote by our shareholders for approval of amendments to our Bylaws and to certain provisions of our Certificate of Incorporation, as well as to remove directors for cause and appoint directors in the event the entire Board of Directors is removed (collectively, the “Supermajority Voting Requirements”).

PROPOSED AMENDMENTS

As part of their ongoing review of our corporate governance, the Board and its Nominating and Corporate Governance Committee have considered the advantages and disadvantages of retaining the Supermajority Voting Requirements, as well as advice from outside experts and advisors regarding matters of corporate governance. Upon the recommendation of the Nominating and Corporate Governance Committee, the Board has unanimously approved and declared advisable the amendments to the Certificate of Incorporation and Bylaws to eliminate the Supermajority Voting Requirements and replace them with a requirement that such matters be approved by a majority of the voting power of our issued and outstanding common stock.

The Board is submitting the proposed amendments as three proposals to the shareholders of the Company for their approval at the Annual Meeting:

•	Proposal 7A amends the Certificate of Incorporation to eliminate the Supermajority Voting Requirement to amend certain provisions of our Certificate of Incorporation, as described below.

•	Proposal 7B amends the Certificate of Incorporation and the Bylaws to eliminate the Supermajority Voting Requirements to amend our Bylaws, as described below.

•

Proposal 7C amends the Certificate of Incorporation and the Bylaws to eliminate the Supermajority Voting Requirements to remove directors for cause and to appoint directors in the event the entire Board is removed, as described below.

Shareholders will vote on Proposals 7A, 7B and 7C separately, and the approval of each proposal is not conditioned on the approval of the other proposals. The proposed amendments to the Certificate of Incorporation would become effective upon the filing of a Certificate of Amendment with the Secretary of State of Delaware, which the Company would file promptly following the Annual Meeting if our shareholders approve the amendments. The proposed amendments to the Bylaws would become effective upon the effectiveness of the filing of the Certificate of Amendment to the Certificate of Incorporation. The proposed amendments would not impact any voting rights of holders of the Company’s preferred stock.

If shareholders do not approve Proposals 7A, 7B or 7C, the corresponding voting requirement will remain in place.

Proposal No. 7A: Elimination of Supermajority Voting Requirement for Amendments to Certain Provisions of Our Certificate of Incorporation

Currently, Article THIRTEENTH of the Certificate of Incorporation requires the affirmative vote of the holders of at least 80% of the voting power of the Company’s issued and outstanding shares of capital stock entitled to vote thereon to amend, alter, repeal or adopt any provisions inconsistent with the purpose and intent of any of the following provisions:

•	Article FIFTH (regarding the Board, including classification of directors);

•	Article EIGHTH (regarding shareholders’ ability to act by written consent);

•	Article TENTH (regarding amendments to the Bylaws); and

•	Article THIRTEENTH (regarding amendments to the Certificate of Incorporation).

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PROPOSAL NO. 7 APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE CERTAIN SUPERMAJORITY VOTING PROVISIONS

This Proposal 7A requests that shareholders approve amendments to eliminate the 80% voting standard. As a result, if Proposal 7A is adopted, pursuant to the Delaware General Corporation Law, future amendments to our Certificate of Incorporation would require an affirmative vote of holders of a majority of the voting power of the Company’s issued and outstanding shares of capital stock entitled to vote on the amendment. The full text of the proposed amendments is set forth in Appendix C to this Proxy Statement.

Proposal No. 7B: Elimination of Supermajority Voting Requirements for Amendments to Our Bylaws

Except as described below, Part (a) of Article TENTH of the Certificate of Incorporation and Article XI of the Bylaws each requires the affirmative vote of the holders of at least 66 2/3% of the voting power of the Company’s issued and outstanding shares of capital stock entitled to vote thereon, or a majority vote of the entire Board, to alter, amend or repeal any Bylaw provision.

In addition, Part (b) of Article TENTH of the Certificate of Incorporation and Article XI of the Bylaws each requires that any alteration, amendment, repeal or adoption of any provisions inconsistent with the purpose and intent of any of the provisions listed below may only be approved by shareholders (and not the Board) and only by the affirmative vote of the holders of at least 80% of the voting power of the Company’s issued and outstanding shares of capital stock entitled to vote thereon:

•	Section 2.3 (regarding special meetings);

•	Section 2.11 (regarding consent of shareholders in lieu of meetings);

•	Section 3.1 (regarding duties and powers of directors);

•	Section 3.2 (regarding number and election of directors);

•	Section 3.3 (regarding vacancies on the Board);

•	Section 3.6 (regarding resignation and removal of directors);

•	Article XI (regarding amendments to the Bylaws); and

•	Article XII (regarding definitions within the Bylaws).

This Proposal 7B requests that shareholders approve amendments to eliminate the supermajority voting standards and replace them with a majority voting standard in Article TENTH of the Certificate of Incorporation and Article XI of the Bylaws. In addition, if Proposal 7B is adopted, future amendments to any provision of the Bylaws could be adopted by majority approval of our shareholders or the Board. The full text of the proposed amendments is set forth in Appendix D to this Proxy Statement.

Proposal No. 7C: Elimination of Supermajority Voting Requirements for Removal of Directors and Appointment of Directors in the Event the Entire Board of Directors is Removed

Currently, Part (d) of Article FIFTH of the Certificate of Incorporation and Section 3.6 of the Bylaws require the affirmative vote of the holders of at least 80% of the voting power of the Company’s issued and outstanding shares of capital stock entitled to vote thereon to remove any director, or the entire Board, for cause. In addition, Part (f) of Article FIFTH of the Certificate of Incorporation and Section 3.3 of the Bylaws each requires the affirmative vote of the holders of at least 80% of the voting power of the Company’s issued and outstanding shares of capital stock entitled to vote thereon to fill vacancies on the Board resulting from removal of the entire Board.

This Proposal 7C requests that shareholders approve amendments to eliminate the supermajority voting standards and replace them with a majority voting standard in Parts (d) and (f) of Article FIFTH of the Certificate of Incorporation and Sections 3.3 and 3.6 of the Bylaws. The full text of the proposed amendments is set forth in Appendix E to this Proxy Statement.

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PROPOSAL NO. 7 APPROVAL OF AMENDMENTS TO OUR CERTIFICATE OF INCORPORATION AND BYLAWS TO ELIMINATE CERTAIN SUPERMAJORITY VOTING PROVISIONS

REQUIRED VOTE AND RECOMMENDATION OF THE BOARD OF DIRECTORS

Approval and adoption of each of Proposals 7A, 7B and 7C each require the affirmative vote of holders of at least 80% of the voting power of our issued and outstanding shares entitled to vote thereon. Any abstentions or broker non-votes will have the same effect as votes AGAINST Proposals 7A, 7B or 7C.

The Board of Directors unanimously recommends that the shareholders vote FOR each of these Proposals to amend our Certificate of Incorporation and our Bylaws to eliminate the Supermajority Voting Requirements.

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Information About Proxy Statement & Voting

SOLICITATION OF PROXIES

This Proxy Statement is furnished to the shareholders of record of New Senior Investment Group Inc., a Delaware corporation, in connection with the solicitation of proxies on behalf of the Board of Directors of the Company, for use at the Annual Meeting of Shareholders.

The Annual Meeting of Shareholders is scheduled to be held on May 28, 2020 at 8:00 a.m., Eastern Time, at Millennium Broadway, 145 West 44th Street, New York, New York 10036. We are actively monitoring developments related to the novel coronavirus (COVID-19) as well as protocols that federal, state and local governments may impose to reduce the risk of transmission. In the event that we determine it is not possible or inadvisable to hold the Annual Meeting at the date, time or location disclosed above, we will announce alternative arrangements for the meeting in a Current Report on Form 8-K that we will file as additional soliciting materials to this Proxy Statement. Please monitor our website, www.newseniorinv.com, for updated information. If you plan to attend the Annual Meeting in person, please check the website one week prior to the currently scheduled Annual Meeting date.

Why Did I Receive These Proxy Materials?

Beginning on or about April 13, 2020, this Proxy Statement is being mailed or made available, as the case may be, to shareholders who were shareholders as of April 3, 2020, the record date, as part of the Board of Directors’ solicitation of proxies for the Annual Meeting, including any adjournment or postponement thereof. This Proxy Statement and the New Senior 2019 Annual Report to Shareholders (the “Annual Report”) and Annual Report on Form 10-K (which have been furnished to shareholders eligible to vote at the Annual Meeting) contain information that the Board of Directors believes is relevant to shareholders in voting on the matters to be addressed at the Annual Meeting.

Who Is Entitled To Vote?

You can vote if you owned shares of the Company’s common stock as of the close of business on April 3, 2020, the record date.

How Do I Get Admitted To The Annual Meeting?

Only shareholders of record or beneficial owners of the Company’s common stock as of the record date may attend the Annual Meeting in person. You will need an admission ticket or proof of ownership to enter the Annual Meeting. An admission ticket is attached to your proxy card if you hold shares directly in your name as a shareholder of record. If you received a Notice of Internet Availability of Proxy Materials (a “Notice”), your Notice is your admission ticket. We encourage you to vote your proxy as soon as possible, even if you plan to attend the Annual Meeting, but please keep the admission ticket and bring it with you to the Annual Meeting.

If your shares are held beneficially in the name of a broker, bank or other holder of record, you must present proof of your ownership of common stock, such as a bank or brokerage account statement, to be admitted to the Annual Meeting. Please note that if you plan to attend the Annual Meeting in person and would like to vote there, you will need to bring a legal proxy from your broker, bank or other holder of record as explained below. If your shares are held beneficially and you would rather have an admission ticket, you can obtain one in advance by mailing a written request, along with proof of your ownership of common stock, to: New Senior Investment Group Inc., 55 West 46th Street, Suite 2204, New York, New York 10036, Attention: Corporate Secretary.

Shareholders also must present a form of photo identification, such as a driver’s license, in order to be admitted to the Annual Meeting. No cameras, recording equipment, large bags or packages will be permitted in the Annual Meeting.

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Voting Information

How Do I Vote?

Shareholders may vote using any of the following methods:

BY TELEPHONE OR ON THE INTERNET

You can vote by calling the toll-free telephone number on your proxy card or Notice. Please have your proxy card or Notice handy when you call. Easy-to-follow voice prompts allow you to vote your shares and confirm that your instructions have been properly recorded.

The website for Internet voting is www.proxyvote.com. Please have your proxy card or Notice handy when you go online. As with telephone voting, you can confirm that your instructions have been properly recorded. If you vote on the Internet, you also can request electronic delivery of future proxy materials.

Telephone and Internet voting for shareholders of record will be available 24 hours a day and will close at 11:59 p.m. Eastern Time on May 27, 2020. The availability of telephone and Internet voting for beneficial owners will depend on the voting processes of your broker, bank or other holder of record. Therefore, the Company recommends that you follow the voting instructions in the materials you receive.

If you vote by telephone or on the Internet, you do not need to return your proxy card.

BY MAIL

If you received your Annual Meeting materials by mail, you may complete, sign and date the proxy card or voting instruction card and return it in the prepaid envelope. If you are a shareholder of record and you return your signed proxy card but do not indicate your voting preferences, the persons named in the proxy card will vote the shares represented by that proxy as recommended by the Board of Directors.

IN PERSON AT THE ANNUAL MEETING

All shareholders may vote in person at the Annual Meeting. You may also be represented by another person at the Annual Meeting by executing a proper proxy designating that person. If you are a beneficial owner of shares, you must obtain a legal proxy from your broker, bank or other holder of record and present it to the inspectors of election with your ballot to be able to vote at the Annual Meeting. We encourage you to vote as soon as possible, even if you intend to attend the Annual Meeting in person.

BY GRANTING A PROXY OR SUBMITTING VOTING INSTRUCTIONS

You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your bank, broker or other holder of record.

What is the Difference Between a Registered Owner and a Beneficial Owner?

If your shares are registered in your name with New Senior’s transfer agent, Computershare, you are a “registered owner,” also sometimes referred to as the “shareholder of record” of those shares.

If your shares are held in a stock brokerage account or by a bank or other holder of record, you are considered the “beneficial owner” of those shares, and this Proxy Statement and any accompanying documents have been provided to you by your broker, bank or other holder of record. As the beneficial owner, you have the right to direct your broker, bank or other holder of record how to vote your shares by using the voting instruction card or by following their instructions for voting by telephone or on the Internet.

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How Many Votes Do I Have?

You have one vote for every share of common stock that you own as of the record date.

Why Does The Board Solicit Proxies From Shareholders?

It is impractical for all shareholders to attend the Annual Meeting and vote in person. Therefore, the Board of Directors recommends that you appoint the two people named on the accompanying proxy card to act as your proxies at the Annual Meeting.

What Items Are On The Agenda For The Annual Meeting?

There are seven formal items scheduled to be voted upon at the Annual Meeting as described in the Notice of 2020 Annual Meeting of Shareholders. As of the date of this Proxy Statement, there are no other matters that the Board of Directors intends to present, or has reason to believe others will present, at the Annual Meeting. If you have returned your signed and completed proxy card and other matters are properly presented for voting at the Annual Meeting, the people named on the accompanying proxy card (or, if applicable, their substitutes), will have the discretion to vote on those matters for you.

How Will My Shares Be Voted At The Annual Meeting?

At the Annual Meeting, the people named on the accompanying proxy card (or if applicable, their substitutes), will vote your shares as you instruct. If you sign your proxy card and return it without indicating how you would like to vote your shares, your shares will be voted as the Board of Directors recommends, which is set forth under “Proxy Statement Executive Summary” earlier in this Proxy Statement. With respect to any other business as may properly come before the Annual Meeting, your shares will be voted in accordance with the judgment of the persons voting the proxy.

What If I Change My Mind?

As a holder of record of common stock, you may revoke or change your proxy at any time before the Annual Meeting by filing a notice of revocation or another signed, later-dated proxy card with the Corporate Secretary of the Company, at the Company’s principal executive offices as listed on the first page of this Proxy Statement. You may also revoke your proxy by attending the Annual Meeting and voting in person. If you are a beneficial owner of common stock, you should follow the voting directions you will receive from your broker, bank or other holder of record along with the Company’s proxy solicitation materials.

How Many Shares of New Senior Common Stock Are Outstanding?

As of April 3, 2020, the record date, [●] shares of common stock were outstanding.

How Many Holders of New Senior Outstanding Shares Must Be Present To Hold the Annual Meeting?

In order to conduct business at the Annual Meeting, it is necessary to have a quorum. To have a quorum, shareholders entitled to cast a majority of votes at the Annual Meeting must be present in person or by proxy. The inspectors of election appointed for the Annual Meeting will separately tabulate all affirmative and negative votes, abstentions and “broker non-votes.” Abstentions and broker non-votes are counted as present for purposes of determining the presence or absence of a quorum for the transaction of business.

What Is A “Broker Non-Vote”?

If you are a beneficial owner whose shares are held of record by a broker, you must instruct the broker how to vote your shares with respect to certain items of business. Under the rules and practices of NYSE, if you hold shares through a nominee, your nominee is permitted to vote your shares on certain “routine” matters in its discretion even if the nominee does not receive instructions from you. The proposal to ratify the appointment of Ernst & Young as our independent auditor is considered a “routine” matter, and your nominee will have discretionary authority to vote your shares if you do not provide instructions as to how your shares should be voted on this proposal. The rest of the proposals are “non-routine” matters. If you do not provide voting instructions to your nominee on these “non-routine” matters, a “broker non-vote” will result because the nominee does not have discretionary voting power for those proposals.

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How Many Votes Are Required to Elect Directors? How Many Votes Are Required For Other Agenda Items to Pass?

ELECTION OF DIRECTORS

For the election of the nominees to our Board of Directors, the affirmative vote by holders of a plurality of shares present, in person or by proxy, and entitled to vote on the election of directors is sufficient to elect each nominee.

The Company’s Corporate Governance Guidelines provide that in uncontested elections, a director who receives a greater number of votes “withheld” for his or her election than votes “for” such election shall promptly submit his or her resignation for consideration by the Nominating and Corporate Governance Committee, which shall consider all of the relevant facts and circumstances and recommend to the Board the action to be taken with respect to such offer of resignation. The Board will act on the Nominating and Governance Committee’s recommendation no later 90 days after certification of the shareholder vote, and the Board will promptly publicly disclose its decision and the reasons for its decision.

ALL OTHER MATTERS

The proposals relating to the ratification of the Company’s independent registered public accounting firm, the compensation of the Company’s named executive officers and the frequency of future advisory votes on the compensation of the Company’s named executive officers, are each advisory in nature and non-binding.

For each of these proposals, the votes cast in favor of the proposal must exceed the votes cast against the proposal. If you abstain from voting or if there is a broker non-vote on any matter, your abstention or broker non-vote will not affect the outcome of such vote, because abstentions and broker non-votes are not considered to be votes cast.

Proposals 5, 6 and 7 relating to declassification of the Board, implementing a majority voting standard for uncontested director elections and removing supermajority provisions from the Certificate of Incorporation and Bylaws, respectively, require approval of 80% of the voting power of our issued and outstanding shares of common stock. An abstention or broker non-vote will have the same effect as a vote against each of these proposals.

Who Counts the Votes? Is My Vote Confidential?

The Company has appointed Broadridge Financing Solutions, Inc. as the Inspector of Election and it will tabulate the votes. The Inspector of Election monitors the voting and also certifies whether the votes of shareholders are kept in confidence in compliance with the Company’s confidential voting practices.

Who Will Pay For the Cost of This Proxy Solicitation?

The enclosed proxy is solicited by and on behalf of our Board of Directors. Proxies may be solicited on our behalf by our directors, officers or employees in person or by telephone, mail, electronic transmission and/or facsimile transmission. The expense of preparing, printing and mailing this Proxy Statement and the proxies solicited hereby will be borne by the Company. In addition to the use of the mail, proxies may be solicited by officers and directors, without additional remuneration, by personal interview, telephone or otherwise. The Company will also request brokerage firms, nominees, custodians and fiduciaries to forward proxy materials to the beneficial owners of shares held of record as of the close of business on April 3, 2020, and will provide reimbursement for the cost of forwarding the material.

What Is “Householding” And How Does It Affect Me?

The SEC has adopted rules that permit companies and intermediaries, such as brokers, to satisfy delivery requirements for annual reports and proxy statements with respect to two or more shareholders sharing the same address by delivering a single annual report and proxy statement addressed to those shareholders. This process, which is commonly referred to as “householding,” potentially provides extra convenience for shareholders and cost savings for companies. The Company and some brokers household proxy materials, delivering a single annual report and proxy statement to multiple shareholders sharing an address unless contrary instructions have been received from the affected shareholders. Once you have received notice from your broker or the Company that they or the Company will be householding materials to your address, householding will continue until you are notified otherwise or until you revoke your consent. If, at any time, you

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no longer wish to participate in householding and would prefer to receive a separate annual report and proxy statement, please notify your broker if your shares are held in a brokerage account or the Company if you hold registered shares. You can notify the Company by sending a written request to New Senior Investment Group Inc., 55 West 46th Street, Suite 2204, New York, New York 10036, Attention: Investor Relations or by contacting Investor Relations at (646) 822-3700, and we will deliver promptly a separate copy of the annual report and proxy statement.

Instead of receiving future copies of our proxy materials by mail, you can elect to receive an e-mail that will provide electronic links to these documents. Opting to receive your proxy materials online will save the cost of producing and mailing documents to your home or business, will give you an electronic link to the proxy voting site and also will also help preserve environmental resources.

Why Did I Receive A “Notice Of Internet Availability Of Proxy Materials” But No Proxy Materials?

We distribute our proxy materials to certain shareholders by giving notice to those shareholders that they may access their proxy materials on the Internet. This so-called “Notice and Access” approach, which is permitted by SEC rules, conserves natural resources and reduces our costs of printing and distributing the proxy materials, while providing a convenient method of accessing the materials and voting to shareholders. On April 13, 2020, we mailed a “Notice of Internet Availability of Proxy Materials” to participating shareholders, containing instructions on how to access the proxy materials on the Internet.

How Do I Receive Proxy Materials Electronically In The Future?

This Proxy Statement and the Annual Report are available online at www.proxyvote.com. Instead of receiving future proxy statements and accompanying materials by mail, most shareholders can elect to receive an e-mail that will provide electronic links to them. Opting to receive your proxy materials online will conserve natural resources and will save us the cost of producing documents and mailing them to you, and will also give you an electronic link to the proxy voting site.

SHAREHOLDERS OF RECORD

You may sign up for the service by logging onto the Internet at www.proxyvote.com. Please have your proxy card handy when you go online.

BENEFICIAL OWNERS

You also may be able to receive copies of these documents electronically. Check the information provided in the proxy materials sent to you by your broker, bank or other holder of record regarding the availability of this service or contact them regarding electronic delivery of materials.

How Does a Shareholder Propose Matters for Consideration At The 2021 Annual Meeting of Shareholders?

PROPOSALS TO BE INCLUDED IN OUR 2021 PROXY STATEMENT

Proposals received from shareholders are given careful consideration by the Company in accordance with Rule 14a-8 under the Exchange Act. Shareholder proposals are eligible for consideration for inclusion in the Company’s proxy statement for the 2021 annual meeting of shareholders if they are received by the Company on or before December 14, 2020. However, if the 2021 annual meeting date is advanced or delayed by more than 30 days from the anniversary of the 2020 meeting, to be timely a proposal by the shareholders must be received no later than a reasonable time before the Company begins to print and send its proxy materials for the 2021 meeting. In addition, all proposals will need to comply with Rule 14a-8, which lists the requirements for inclusion of shareholder proposals in company sponsored proxy materials. Any proposal should be directed to the attention of the Company’s Corporate Secretary at 55 West 46th Street, Suite 2204, New York, New York 10036.

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PROPOSALS TO BE BROUGHT BEFORE THE 2021 ANNUAL MEETING OF SHAREHOLDERS

In order for a shareholder proposal, including proposals regarding director nominees, submitted outside of Rule 14a-8 to be considered “timely,” the Company’s Bylaws require that such proposal must be received by the Company not less than 90 days nor more than 120 days prior to the anniversary of the date of the immediately preceding year’s annual meeting of shareholders. Accordingly, in order for a proposal relating to business to be conducted at our 2021 annual meeting of shareholders to be “timely” under the Company’s Bylaws, it must be received by the Corporate Secretary of the Company at our principal executive office no earlier than January 28, 2021 and no later than February 27, 2021. However, in the event that the 2021 annual meeting of shareholders is called for a date that is not within 30 days before or after May 28, 2021, notice by a shareholder must be received not earlier than the 120th day before the date of such meeting and not later than the close of business on the 10th day following the day on which notice of the date of such meeting was mailed or public disclosure of the date of such meeting was made, whichever first occurs. All director nominations and shareholder proposals submitted outside of Rule 14a-8 must comply with the notice requirements of our Bylaws, or they may be excluded from consideration at the annual meeting.

For any special meeting of shareholders, the item of business must be received no earlier than 120 calendar days nor later than 90 calendar days prior to the date of the special meeting, or, if later, 10 calendar days following the date on which the public announcement of the date of the special meeting is first made.

How Does a Shareholder Nominate Directors For the 2021 Annual Meeting of Shareholders?

DIRECTOR NOMINATIONS FOR INCLUSION IN OUR PROXY STATEMENT

In February 2020, we amended our Bylaws to implement “proxy access,” which allows a shareholder or group of shareholders meeting certain conditions to nominate directors for election at annual meetings of shareholders using our proxy statement. This provision allows a shareholder, or group of up to 20 shareholders, to nominate up to two director candidates or, if greater, up to 20% of the number of directors then serving on our Board of Directors, if the shareholder or group has owned continuously for at least three years a number of shares equal to at least three percent of our outstanding common stock measured as of the date we receive the nomination. The number of director candidates who may be nominated under our proxy access Bylaw will be reduced by the number of director nominations made under our advance notice Bylaw, as described in the following section.

If you intend to nominate a director for election at the 2021 annual meeting of shareholders using our proxy access Bylaw, you must submit the nomination, along with the other materials required by our Bylaws, on or after November 14, 2020, but not later than December 14, 2020.

DIRECTOR NOMINATIONS TO BE BROUGHT BEFORE THE 2021 ANNUAL MEETING OF SHAREHOLDERS

If you intend to nominate a director for consideration at the 2021 annual meeting of shareholders, you must notify us in writing of your intention to do so and provide us with the information required by our advance notice Bylaw on or after January 28, 2021, but no later than February 27, 2021. In the event that the date of the 2021 annual meeting of shareholders is changed by more than 30 days from the anniversary date of the Annual Meeting, such notice must be received not earlier than 120 calendar days prior to the 2020 annual meeting and not later than 90 calendar days prior to the 2021 annual meeting, or, if later, 10 calendar days following the date on which public announcement of the date of the 2021 annual meeting is first made.

For any special meeting of shareholders, a nomination to be brought before the meeting must be received no earlier than 120 calendar days nor later than 90 calendar days prior to the date of the special meeting, or, if later, 10 calendar days following the date on which the public announcement of the date of the special meeting is first made.

Note that any such nominations will not be included in or voted through the Company’s proxy materials.

What Information Must I Submit With a Proposal or Nomination?

A shareholder’s submission of a proposal or director nomination must include information specified in our Bylaws concerning the proposal or nomination, as the case may be, and information as to the shareholder’s ownership of common

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stock. Any person considering submission of a proposal for an item of business or a nomination to be considered at a shareholder meeting should carefully review our Bylaws. We will not entertain any proposals or nominations at the 2021 annual meeting of shareholders that do not meet these requirements. The Bylaws are available upon request, free of charge, from New Senior Investment Group Inc., 55 West 46th Street, Suite 2204, New York, New York 10036, Attention: Corporate Secretary. The Bylaws were also filed as Exhibit 3.1 to the Current Report on Form 8-K that we filed with the SEC on February 25, 202, which is available, free of charge, on the SEC’s website, www.sec.gov, and the Investor Relations page of our website at www.newseniorinv.com.

Nominations of directors and notices relating thereto must meet all other qualifications and requirements of the Company’s Corporate Governance Guidelines, the committee charters and Regulation 14A under the Exchange Act. Any shareholder nominees will be evaluated by the Nominating and Corporate Governance Committee of the Board using the same standards as it uses for all other director nominees. These standards are discussed in further detail elsewhere in this Proxy Statement under the heading of “Corporate Governance and Related Matters—Directors’ Qualification and Selection Process.”

Where Should I Send a Shareholder Proposal or Director Nomination for the 2021 Annual Meeting?

If you intend to submit a proposal or director nomination, you must send the proposal or nomination, along with all information required by our Bylaws, to our principal executive offices at: New Senior Investment Group Inc., 55 West 46th Street, Suite 2204, New York, New York 10036, Attention: Corporate Secretary. We strongly encourage any shareholder interested in submitting a proposal or director nomination to contact our Corporate Secretary in advance of the above deadlines to discuss the proposal, and shareholders may want to consult knowledgeable counsel with regard to the detailed requirements of applicable securities laws and the Company’s Bylaws. Submitting a shareholder proposal or nomination does not guarantee that we will include it in our Proxy Statement. The chairman of the Annual Meeting may refuse to allow the transaction of any business, or to acknowledge the nomination of any person, not made in compliance with the foregoing procedures.

Who Can Help Answer My Additional Questions?

If you have any additional questions about the Annual Meeting or how to vote, please call us at 646-822-3700.

Copies of Annual Report to Shareholders

We file annual, quarterly and current reports, proxy statements and other information with the SEC, which are available to the public on the website maintained by the SEC at www.sec.gov. In addition, our SEC filings are available, free of charge, on our website: www.newseniorinv.com. Such information will also be furnished upon written request to New Senior Investment Group Inc., 55 West 46th Street, Suite 2204, New York, New York 10036, Attention: Investor Relations.

A copy of our Annual Report on Form 10-K for our most recently completed fiscal year has been filed with the Securities and Exchange Commission (the “SEC”), will be mailed to shareholders entitled to vote at the Annual Meeting who have elected to receive a hard copy of the proxy materials and is also available without charge to shareholders upon written request to the address above or at the website indicated.

Security Ownership of Management and Certain Beneficial Owners

Listed in the following table is certain information with respect to the beneficial ownership of shares of our Common Stock as of February 15, 2020 by each person known by us to be the beneficial owner of more than five percent of our Common Stock, and by each of our directors, director nominees and executive officers, both individually and as a group.

For purposes of this Proxy Statement, a “beneficial owner” means any person who, directly or indirectly, through any contract, arrangement, understanding, relationship or otherwise has or shares:

(i)	voting power, which includes the power to vote, or to direct the voting of, shares of our Common Stock; and/or

(ii)	investment power, which includes the power to dispose of, or to direct the disposition of, shares of our Common Stock.

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A person is also deemed to be the beneficial owner of a security if that person has the right to acquire beneficial ownership of such security at any time within 60 days.

Name and Address of Beneficial Owner(1)	Amount and Nature of Beneficial Ownership	Percent of Class(2)

The Vanguard Group(3)	12,241,526	14.75%

Blackrock, Inc.(4)	6,647,120	8.00%

Renaissance Technologies LLC(5)	6,713,309	8.09%

Leon G. Cooperman(6)	4,526,948	5.46%

Virgis W. Colbert(7)	37,009	*

Michael D. Malone(7)	22,690	*

Stuart A. McFarland(7)	26,993	*

David H. Milner(7)	20,456	*

Robert F. Savage(7)	93,876	*

Cassia van der Hoof Holstein(7)	27,479	*

Susan L. Givens(7)	1,208,403	1.46%

Lori B. Marino(7)	63,291	*

Bhairav Patel(7)	198,585	*

David Smith	0	*
All directors, nominees and executive officers as a group (10 persons)(7)	1,698,782	2.05%

*	Denotes less than 1%.
(1)	The address of all officers and directors listed above are in the care of New Senior Investment Group Inc., 55 West 46th Street, Suite 2204, New York, New York 10036.
(2)

Percentages shown assume the exercise by such persons of all options to acquire shares of our Common Stock that are exercisable within 60 days of February 15, 2020, and no exercise by any other person.

(3)

Sole voting power in respect of 129,972 shares; shared voting power in respect of 42,362 shares; sole dispositive power in respect of 12,086,478 shares; and shared dispositive power in respect of 155,048 shares, as stated in a Schedule 13G/A filed with the SEC on February 11, 2020. The Vanguard Group’s address is 100 Vanguard Blvd., Malvern, PA 19355.

(4)

Sole voting power in respect of 6,452,944 shares; and sole dispositive power in respect of 6,6647,120 shares, as stated in a Schedule 13G/A filed with the SEC on February 5, 2020. BlackRock, Inc.’s address is 55 East 52nd Street, New York, NY 10055.

(5)

Sole voting power in respect of 6,555,544 shares; sole dispositive power in respect of 6,685,098 shares; and shared dispositive power in respect of 28,211 shares, as stated in a Schedule 13G/A filed with the SEC on February 13, 2020. Renaissance Technologies LLC’s address is 800 Third Avenue, New York, NY 10022.

(6)

Sole voting power and sole dispositive power in respect of 4,456,948 shares; and shared voting power and shared dispositive power in respect of 70,000 shares, as stated in a Schedule 13G filed with the SEC on February 14, 2020. Leon G. Cooperman’s address is St. Andrews Country Club, 7118 Melrose Castle Lane, Boca Raton, FL 33496.

(7)

Includes with respect to each of these individuals the following number of shares issuable upon the exercise of options that are currently exercisable or exercisable within 60 days of February 15, 2020: Givens—666,667; Patel—111,100; Colbert—5,000; Malone—5,000; McFarland—5,000; Milner—5,000; van der Hoof Holstein—5,000; and Savage—5,000.

66	2020 Proxy Statement

OTHER MATTERS

Equity Compensation Plan Information

The following table summarizes equity compensation plan information as of December 31, 2019.

Plan Category	Number of securities to be issued upon exercise of outstanding options, warrants and rights (a)		Weighted-average exercise price of outstanding options, warrants and rights (b)		Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a)) (c)

Equity compensation plans approved by security holders

Amended and Restated New Senior Investment Group Inc. Nonqualified Stock Option and Incentive Award Plan (the “Plan”)	6,110,773	(1)	$6.80	(2)	23,098,612	(3)

Equity compensation plans not approved by security holders	—		—		—
Total	6,110,773		$6.80		23,098,612

(1)

Includes (i) 4,947,626 shares subject to outstanding options, (ii) 266,032 shares subject to outstanding time-based RSUs and (iii) 897,115 shares underlying PSUs, assuming payout at maximum levels (i.e., 150-200% of target for certain grants). Pursuant to SEC guidance, the 754,594 restricted stock awards that were issued and outstanding under the Plan as of December 31, 2019 are not included in either column (a) or column (c) of this table. In addition, the number of shares subject to outstanding options included in column (a) of this table does not include 5,125,615 options (net of expired and exercised options) that were converted into Company options at the time of our spin-off from Drive Shack. See Note 15 to our consolidated financial statements for additional information regarding the converted options.

(2)	Represents the weighted-average exercise price of the 4,947,626 options included in column (a) of this table.
(3)	Represents the number of shares remaining available for future issuance under the Plan as of December 31, 2019.

Your election to receive proxy materials by email will remain in effect until you terminate it.

By Order of the Board of Directors,

/s/ Lori B. Marino

Lori B. Marino
Corporate Secretary

New York, New York

April 13, 2020

2020 Proxy Statement	67

APPENDIX A

The proposed amendments to the Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws to eliminate the classified Board structure and provide for the annual election of all directors are as follows:

Amended and Restated Certificate of Incorporation

Article FIFTH, each of paragraphs (c) through (f) would be amended to read in its entirety as follows:

(c) Prior to the 2020 annual meeting of stockholders (the “2020 Annual Meeting”), the directors elected by the stockholders generally shall be divided into three classes, designated Class I, Class II and Class III. Each class shall consist, as nearly as may be possible, of one-third of the total number of directors constituting the entire Board of Directors. Commencing with the 2020 Annual Meeting, each director whose term expires at an annual meeting of stockholders shall be elected at such annual meeting for a one-year term expiring at the next annual meeting of stockholders; provided, however, that each director elected prior to the 2020 Annual Meeting shall continue to serve for the remainder of the original term for which he or she was originally elected. The division of the directors into classes shall terminate at the 2022 annual meeting of stockholders (the “2022 Annual Meeting”).

(d) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, (i) but, until the full declassification of the Board commencing at the 2022 Annual Meeting, only for cause and beginning at the 2022 Annual Meeting, with or without cause, and (ii) in either case, only by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors.

(e) A director shall hold office until the annual meeting for the year in which his or her term expires and until his or her successor shall be elected and shall qualify, subject, however, to such director’s prior death, resignation, retirement, disqualification or removal from office.

(f) Subject to the terms of any one or more classes or series of Preferred Stock, (i) any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by the Board, and (ii) any other vacancy occurring on the Board of Directors may be filled by a majority of the directors then in office, even if less than a quorum, by a sole remaining director or, solely in the event of the removal of the entire Board of Directors, by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. Until the full declassification of the Board at the 2022 Annual Meeting, any director of any class elected to fill a vacancy resulting from the death, resignation, removal, retirement or disqualification of a director shall hold office for a term that shall coincide with the remaining term of his or her predecessor. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH, unless expressly provided by such terms.

2020 Proxy Statement	A-1

APPENDIX A

Amended and Restated Bylaws

Section 3.2 would be amended to read in its entirety as follows:

Section 3.2 Number and Election of Directors. The Board of Directors shall consist of not fewer than three nor more than nine members, the exact number of which shall be fixed from time to time by resolution adopted by the affirmative vote of a majority of the Entire Board of Directors.

The Board of Directors shall present to the stockholders nominations of candidates for election to the Board of Directors (or recommend the election of such candidates as nominated by others) such that, and shall take such other corporate actions as may be reasonably required to provide that, to the knowledge of the Board of Directors, if such candidates are elected by the stockholders at least a majority of the members of the Board of Directors shall be Independent Directors (as hereinafter defined). The Board of Directors shall only elect any person to fill a vacancy on the Board of Directors if, to the knowledge of the Board of Directors, after such person’s election at least a majority of the members of the Board of Directors shall be Independent Directors. The foregoing provisions of this paragraph shall not cause a director who, upon commencing such director’s service as a member of the Board of Directors was determined by the Board of Directors to be an Independent Director but did not in fact qualify as such, or who by reason of any change in circumstances ceases to qualify as an Independent Director, from serving the remainder of the term as a director for which such director was selected. Notwithstanding the foregoing provisions of this paragraph, no action of the Board of Directors shall be invalid by reason of the failure at any time of a majority of the members of the Board of Directors to be Independent Directors.

Except as provided in Section 3.3 of this Article III, directors shall be elected by a plurality of the votes of the shares of capital stock of the Corporation, present in person or represented by proxy, and entitled to vote on the election of directors at any meeting of stockholders or in any action by written consent in lieu of such a meeting with respect to which (a) the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors that was timely made in accordance with the applicable nomination periods provided in these Bylaws and (b) such nomination or notice has not been withdrawn on or before the tenth (10th) day before the Corporation first mails its initial proxy statement in connection with such election of directors; provided, however, that the determination that directors shall be elected by a plurality of the votes cast shall be determinative only as to the timeliness of a notice of nomination and not otherwise as to its validity.

Section 3.3 would be amended to read in its entirety as follows:

Section 3.3 Vacancies. Unless otherwise required by law or the Certificate of Incorporation, and subject to the terms of any one or more classes or series of preferred stock of the Corporation, (i) any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by the Board, (ii) any other vacancy occurring on the Board of Directors may be filled by a majority of the directors in office, even if less than a quorum, or by a sole remaining director or (iii) solely in the event of the removal of the Entire Board of Directors, by the affirmative vote of the holders of at least eighty percent (80%) of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. Any director elected to fill a vacancy resulting from the death, resignation, removal, retirement or disqualification of any director shall hold office for a term that shall coincide with the remaining term of his or her predecessor.

Section 3.6 would be amended to read in its entirety as follows:

Section 3.6 Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or by electronic transmission to (i) the Chairman of the Board of Directors, if there be one, or to the Chief Executive Officer, if there is no Chairman of the Board, and (ii) the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock of the Corporation then outstanding, any director or the entire Board of Directors may be removed from office in accordance with the Certificate of Incorporation and applicable law.

*    *    *

A-2	2020 Proxy Statement

APPENDIX B

The proposed amendments to Amended and Restated Bylaws to implement majority voting for uncontested elections are as follows:

Amended and Restated Bylaws

The third paragraph of Section 3.2 would be amended to read in its entirety as follows:

Except as provided in Section 3.3 of this Article III in connection with filling vacancies on the Board of Directors, a nominee for election as a director shall be elected by the vote of a majority of the votes cast with respect to the nominee’s election at any meeting of stockholders at which a quorum is present; provided, however, that nominees shall be elected by a plurality of votes cast at any meeting for which (a) the Corporation receives a notice that a stockholder has nominated a person for election to the Board of Directors that was timely made in accordance with the applicable nomination periods provided in these Bylaws, and (b) such nomination or notice has not been withdrawn on or before the tenth (10th) day before the Corporation first mails its initial proxy statement in connection with such election of directors.

*    *    *

2020 Proxy Statement	B-1

APPENDIX C

The proposed amendment to the Certificate of Incorporation to eliminate the supermajority voting requirement to amend the Certificate of Incorporation is as follows:

Amended and Restated Certificate of Incorporation

Article THIRTEENTH would be amended to read in its entirety as follows:

THIRTEENTH: The Company reserves the right to amend, alter or repeal any provision contained in this Amended and Restated Certificate of Incorporation in the manner now or hereafter prescribed in this Amended and Restated Certificate of Incorporation, the Bylaws or the GCL, and all rights herein conferred upon stockholders are granted subject to such reservation.

*    *    *

2020 Proxy Statement	C-1

APPENDIX D

The proposed amendments to the Certificate of Incorporation and the Bylaws to eliminate supermajority voting requirements to amend the Bylaws are as follows:

Amended and Restated Certificate of Incorporation

Article TENTH would be amended to read in its entirety as follows:

TENTH: The Bylaws may be altered, amended or repealed, in whole or in part, either (i) by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Company entitled to vote thereon (and, for the avoidance of doubt, without approval of the Board of Directors) or (ii) by the affirmative vote of a majority of the total number of directors that the Company would have if there were no director vacancies (and, for the avoidance of doubt, without approval of the stockholders).

Amended and Restated Bylaws

Article XI would be amended to read in its entirety as follows:

Section 11.1 Amendments. These Bylaws may be altered, amended or repealed, in whole or in part, or new Bylaws may be adopted by the stockholders or by the Board of Directors; provided, however, that notice of such alteration, amendment, repeal or adoption of new Bylaws be contained in the notice of such meeting (if there is one) of the stockholders or Board of Directors, as the case may be. All such alterations, amendments, repeals or adoptions must be approved by either the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Company entitled to vote thereon or by a majority of the Entire Board of Directors.

*    *    *

2020 Proxy Statement	D-1

APPENDIX E

The proposed amendments to the Certificate of Incorporation and the Bylaws to eliminate supermajority voting requirements to remove directors for cause and appoint directors in the event the entire Board of Directors is removed are as follows:

Amended and Restated Certificate of Incorporation

Parts (d) and (f) of Article FIFTH would be amended to read in their entirety as follows:

(d) Subject to the rights, if any, of the holders of shares of Preferred Stock then outstanding, any director or the entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. The vacancy in the Board of Directors caused by any such removal shall be filled as provided in Part (f) of this Article FIFTH.

(f) Subject to the terms of any one or more classes or series of Preferred Stock, (i) any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, and (ii) any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, by a sole remaining director or, solely in the event of the removal of the entire Board of Directors, by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of his or her predecessor. Notwithstanding the foregoing, whenever the holders of any one or more classes or series of Preferred Stock issued by the Corporation shall have the right, voting separately by class or series, to elect directors at an annual or special meeting of stockholders, the election, term of office, filling of vacancies and other features of such directorships shall be governed by the terms of this Amended and Restated Certificate of Incorporation applicable thereto, and such directors so elected shall not be divided into classes pursuant to this Article FIFTH unless expressly provided by such terms.

Amended and Restated Bylaws

Sections 3.3 and 3.6 would be amended to read in their entirety as follows:

Section 3.3 Vacancies. Unless otherwise required by law or the Certificate of Incorporation, and subject to the terms of any one or more classes or series of preferred stock of the Corporation, (i) any vacancy on the Board of Directors that results from an increase in the number of directors may be filled by a majority of the Board of Directors then in office, provided that a quorum is present, (ii) any other vacancy occurring on the Board of Directors may be filled by a majority of the Board of Directors then in office, even if less than a quorum, or by a sole remaining director or (iii) solely in the event of the removal of the Entire Board of Directors, by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. Any director of any class elected to fill a vacancy resulting from an increase in the number of directors of such class shall hold office for a term that shall coincide with the remaining term of that class. Any director elected to fill a vacancy not resulting from an increase in the number of directors shall have the same remaining term as that of such director’s predecessor.

Section 3.6 Resignations and Removals of Directors. Any director of the Corporation may resign from the Board of Directors or any committee thereof at any time, by giving notice in writing or electronic transmission to (i) the Chairman of the Board of Directors, if there be one, or to the Chief Executive Officer, if there is no Chairman of the Board, and (ii) the Secretary of the Corporation and, in the case of a committee, to the chairman of such committee, if there be one. Such resignation shall take effect at the time therein specified or, if no time is specified, immediately; and, unless otherwise specified in such notice, the acceptance of such resignation shall not be necessary to make it effective. Except as otherwise required by applicable law and subject to the rights, if any, of the holders of shares of preferred stock of the Corporation then outstanding, any director or the Entire Board of Directors may be removed from office at any time, but only for cause and only by the affirmative vote of the holders of a majority of the voting power of the then issued and outstanding shares of capital stock of the Corporation entitled to vote in the election of directors. The vacancy or vacancies in the Board of Directors caused by any such removal shall be filled by the Board of Directors as provided in Section 3.3. Any director serving on a committee of the Board of Directors may be removed from such committee at any time by the Board of Directors.

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2020 Proxy Statement	E-1

APPENDIX F

Non-GAAP Financial Measures

A non-GAAP financial measure is a measure of historical or future financial performance, financial position or cash flows that excludes or includes amounts that are not excluded from or included in the most comparable GAAP measure. We consider certain non-GAAP financial measures to be useful supplemental measures of our operating performance. GAAP accounting for real estate assets assumes that the value of real estate assets diminishes predictably over time, even though real estate values historically have risen or fallen with market conditions. As a result, many industry investors look to non-GAAP financial measures for supplemental information about real estate companies.

You should not consider non-GAAP measures as alternatives to GAAP net (loss) income, which is an indicator of our financial performance, or as alternatives to GAAP cash flow from operating activities, which is a liquidity measure, nor are non-GAAP measures necessarily indicative of our ability to satisfy our funding requirements. In order to facilitate a clear understanding of our consolidated historical operating results, you should examine our non-GAAP measures in conjunction with GAAP net (loss) income as presented in our Consolidated Financial Statements and other financial data included elsewhere in this press release. Moreover, the comparability of non-GAAP financial measures across companies may be limited as a result of differences in the manner in which real estate companies calculate such measures, the capital structure of such companies or other factors.

Below is a description of the non-GAAP financial measures presented herein.

Same Store Cash NOI

The Company evaluates the performance of each of its three business segments based on NOI. The Company defines NOI as total revenues less property-level operating expenses, which include property management fees and travel cost reimbursements. The sum of the NOI for each segment is total NOI, which the Company uses to evaluate the aggregate performance of its segments. The Company defines Cash NOI as NOI excluding the effects of straight-line rent, amortization of above / below market lease intangibles and amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

Same store cash NOI includes only properties owned for the entirety of comparable periods. Properties acquired, sold, transitioned to other operators or between segments, or classified as held for sale or discontinued operations during the comparable periods are excluded from the same store amounts.

Adjusted same store cash NOI adjusts same store cash NOI to exclude ancillary service revenue attributable to a business that ceased operations over the course of 2018.

AFFO and AFFO per Share

Funds From Operations (“FFO”) and Normalized FFO are supplemental measures of our operating performance. We use the National Association of Real Estate Investment Trusts (“Nareit”) definition of FFO. Nareit defines FFO as GAAP net income (loss) attributable to common stockholders, which includes loss from discontinued operations, excluding gains (losses) from sales of depreciable real estate assets and impairment charges of depreciable real estate, plus real estate depreciation and amortization, and after adjustments for unconsolidated entities and joint ventures to reflect FFO on the same basis. FFO does not account for debt principal payments and is not intended as a measure of a REIT’s ability to satisfy such payments or any other cash requirements.

Normalized FFO measures the financial performance of our portfolio of assets excluding items that, although incidental to, are not reflective of the day-to-day operating performance of our portfolio of assets. We define Normalized FFO as FFO excluding the following income and expense items, as applicable: (a) acquisition, transaction and integration related expenses; (b) the write off of unamortized discounts, premiums, deferred financing costs, or additional costs, make whole payments and penalties or premiums incurred as the result of early repayment of debt (collectively “Gain (Loss) on extinguishment of debt”); (c) incentive compensation recognized as a result of sales of real estate; (d) the remeasurement of deferred tax assets; (e) valuation allowance on deferred tax assets, net; (f) termination fee to the Former Manager; (g) gain on lease termination; (h) compensation expense related to transition awards; (i) litigation proceeds; and (j) other items that we believe are not indicative of operating performance, generally reported as “Other expense (income)” in our Consolidated Statements of Operations.

2020 Proxy Statement	F-1

APPENDIX F

We use Adjusted FFO (“AFFO”) as a supplemental measures of our operating performance. We believe AFFO is useful because it facilitates the evaluation of (i) the current economic return on our portfolio of assets between periods on a consistent basis and (ii) our portfolio versus those of other real estate companies that report AFFO. However, comparability may be limited because our calculation of AFFO may differ significantly from that of other companies, or because of features of our business that are not present in other companies.

We define AFFO as Normalized FFO excluding the impact of the following: (a) straight-line rents; (b) amortization of above / below market lease intangibles; (c) amortization of deferred financing costs; (d) amortization of premium or discount on mortgage notes payable; (e) amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives, and (f) amortization of equity-based compensation expense.

AFFO per share is calculated by dividing AFFO by diluted shares outstanding.

Reconciliation of NOI to Net Income (dollars in thousands)

2019

Total revenues	$345,903

Property operating expense	(204,357)

NOI	141,546

Interest expense	(76,364)

Depreciation and amortization	(68,806)

General and administrative expense	(21,672)

Acquisition, transaction and integration expense	(1,501)

Termination fee to affiliate	—

Management fees and incentive compensation to affiliate	—

Loss on extinguishment of debt	(335)

Impairment of real estate held for sale	—

Other expense	(2,076)

Gain (loss) on sale of real estate	(122)

Gain on lease termination	—

Litigation proceeds, net	38,308

Income tax expense	(210)

Income (loss) from continuing operations	$8,768

Loss from discontinued operations	$(6,754)

Net income (loss)	$2,014

Deemed dividend on redeemable preferred stock	(2,407)

Net income attributable to common stockholders	$(393)

F-2	2020 Proxy Statement

APPENDIX F

Reconciliation of Net Income to FFO, Normalized FFO, and AFFO (unaudited)

(dollars and shares in thousands, except per share data)

For the Year Ended December 31, 2019

Net income attributable to common stockholders	$(393)

Adjustments(1):

Loss on sale of real estate	122

Depreciation and amortization	81,297

FFO	$81,026

FFO per diluted share	$0.97

Acquisition, transaction and integration expense	2,081

Loss on extinguishment of debt	335

Litigation proceeds, net	(38,308)

Compensation expense related to transition awards	1,925

Other expense(2)	2,051

Normalized FFO	$49,110

Normalized FFO per diluted share	$0.59

Straight-line rent	(590)

Amortization of deferred financing costs	4,004

Amortization of deferred community fees and other(3)	1,303

Amortization of equity-based compensation	2,022

AFFO	$55,849

AFFO per diluted share	$0.67

Weighted average diluted shares outstanding	83,872

(1)	Includes amounts related to properties classified as discontinued operations.
(2)	Primarily includes changes in the fair value of financial instruments and casualty related charges.
(3)	Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

2020 Proxy Statement	F-3

APPENDIX F

Reconciliation of Year-over-Year Cash NOI (unaudited)

(dollars in thousands)

	2019			2018

	Managed IL Properties	Other Properties	Total	Managed IL Properties	Other Properties	Total

Adjusted Same Store Cash NOI	$137,307	$5,749	$143,056	$137,103	$5,592	$142,695

Non-Adjusted Same Store Cash NOI(1)	—	(626)	(626)	—	351	351

Triple net lease to managed adjustment(2)	—	—	—	9,318	—	9,318

Straight-line rental revenue	—	589	589	—	743	743

Amortization of deferred community fees and other(3)	(1,539)	66	(1,473)	(2,628)	59	(2,569)

Segment / Total NOI	$135,768	$5,778	$141,546	$143,793	$6,744	$150,537

Interest expense			(76,364)			(85,643)

Depreciation and amortization			(68,806)			(80,129)

General and administrative expense			(21,672)			(13,382)

Acquisition, transaction & integration expense			(1,501)			(15,905)

Termination fee to affiliate			—			(50,000)

Loss on extinguishment of debt			(335)			(64,746)

Impairment of real estate held for sale			—			(8,725)

Management fees and incentive compensation to affiliate			—			(14,814)

Other expense			(2,076)			(3,961)

Income tax expense			(210)			(4,950)

Loss on sale of real estate			(122)			—

Gain on lease termination			—			40,090

Litigation proceeds, net			38,308			—

Loss form discontinued operations			(6,754)			(7,727)

Net income (loss)			$2,014			$(159,355)

Deemed dividend on redeemable preferred stock			(2,407)			—

Net income (loss) attributable to common stockholders			$ (393)			$(159,355)

(1)	Adjusted Same Store Cash NOI excludes ancillary service revenue attributable to a business that ceased operations over the course of 2018.
(2)	Primarily represents straight-line rent for the period during which the properties were owned on a triple net basis.
(3)	Consists of amortization of deferred community fees and other, which includes the net change in deferred community fees and other rent discounts or incentives.

F-4	2020 Proxy Statement

2020

ANNUAL MEETING OF SHAREHOLDERS AND PROXY STATEMENT

NEW SENIOR INVESTMENT GROUP INC. 55 W. 46TH STREET SUITE 2204 NEW YORK, NY 10036 VOTE BY INTERNET—www.proxyvote.com Use the Internet to transmit your voting instructions and for electronic delivery of information. Vote by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form. ELECTRONIC DELIVERY OF FUTURE PROXY MATERIALS If you would like to reduce the costs incurred by our company in mailing proxy materials, you can consent to receiving all future proxy statements, proxy cards and annual reports electronically via e-mail or the Internet. To sign up for electronic delivery, please follow the instructions above to vote using the Internet and, when prompted, indicate that you agree to receive or access proxy materials electronically in future years. VOTE BY PHONE—1-800-690-6903 Use any touch-tone telephone to transmit your voting instructions. Vote by 11:59 P.M. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions. VOTE BY MAIL Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717. TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS: KEEP THIS PORTION FOR YOUR RECORDS DETACH AND RETURN THIS PORTION ONLY THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED. For Withhold For All All All Except The Board of Directors recommends you vote FOR the following:    0 0 0 1. Election of Directors Nominees 01) Stuart A. McFarland 02) Robert F. Savage The Board of Directors recommends you vote FOR proposals 2, 3, 5, 6, and 7: For Against Abstain 2. Ratification of the appointment of Ernst & Young LLP as independent    0 0 0    registered public accounting firm for New Senior Investment Group Inc.    for fiscal year 2020. 3. Approval of an advisory vote on 2019 executive compensation.    0 0 0 5. Approval of amendments to our Certificate of Incorporation and Bylaws    0 0 0    to provide for the annual election of all directors. 6. Approval of amendments to our Bylaws to implement majority voting in    0 0 0    uncontested director elections. 7. Approval of amendments to our Certificate of Incorporation and Bylaws    0 0 0    to eliminate certain supermajority voting provisions. For address change/comments, mark here.                0 (see reverse for instructions) Yes No Please indicate if you plan to attend this meeting    0 0 Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer. Signature [PLEASE SIGN WITHIN BOX] Date 0000450697_1    R1.0.1.18 To withhold authority to vote for any individual nominee(s), mark “For All Except” and write the number(s) of the nominee(s) on the line below. The Board of Directors recommends you vote 1 YEAR on the following proposal: 1 year 2 years 3 years Abstain 4. Approval of an advisory vote on the frequency of future 0 0 0 0    advisory votes on executive compensation. NOTE: The Board of Directors may act upon any other business properly presented at the Annual Meeting. If this proxy is properly executed, then the shares will be voted either in the manner you indicate above or, if no direction is indicated, (i) FOR ALL nominees on Proposal 1, (ii) FOR Proposals 2, 3, 5, 6, and 7, (iii) FOR an annual vote on Proposal 4 and (iv) in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Annual Meeting: The Notice and Proxy Statement and Annual Report are available at www.proxyvote.com NEW SENIOR INVESTMENT GROUP INC. THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS ANNUAL MEETING OF STOCKHOLDERS May 28, 2020 The stockholder(s) hereby appoint(s) Susan L. Givens and Lori B. Marino, or any of them, as proxies, each with the power to appoint his or her substitute, and hereby authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of Common stock of NEW SENIOR INVESTMENT GROUP INC. that the stockholder(s) is/are entitled to vote at the Annual Meeting of Stockholders to be held at 8:00 AM, Eastern Daylight Time on May 28, 2020, at Millennium Broadway, 145 W. 44th Street, New York, NY 10036, and any adjournment or postponement thereof. This proxy, when properly executed, will be voted as directed by the stockholder(s). If no such directions are made, this proxy will be voted (i) FOR ALL nominees on Proposal 1, (ii) FOR Proposals 2, 3, 5, 6 and 7, (iii) FOR an annual vote on Proposal 4 and (iv) in the discretion of the proxy holder on any other business that properly comes before the Annual Meeting or any adjournment or postponement thereof. Please mark, sign, date and return this proxy card promptly using the enclosed reply envelope. Address change/comments: (If you noted any Address Changes and/or Comments above, please mark corresponding box on the reverse side.) Continued and to be signed on reverse side 0000450697_2    R1.0.1.18